UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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GeoEye, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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GeoEye, Inc.
21700 Atlantic Blvd.
Dulles, VA 20166

April 30, 2007

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of GeoEye, Inc. to be held at the Sheraton Reston Hotel, 11810 Sunrise Valley Drive, Reston, Virginia 20191, on June 7, 2007 at 9:00 a.m. Eastern Standard Time.

This booklet includes the notice of the meeting and the Proxy Statement, which contains information about the Board of Directors and its committees and personal information about each of the nominees for the Board of Directors. Other matters on which action is expected to be taken during the meeting are also described.

If you plan to attend the meeting in person, please follow the advance registration instructions in the back of this Proxy Statement which will expedite your admission to the meeting. Whether or not you plan to attend the annual meeting in person, it is important that you complete, sign, date and promptly return the enclosed proxy card.

It is important that your shares are represented at the meeting, whether or not you are able to attend personally. Accordingly, we urge you to vote your shares at your earliest convenience.

On behalf of the Board of Directors, thank you for your continued support of the Company. I look forward to greeting as many of our stockholders as possible at the annual meeting.

LT. GEN. JAMES A. ABRAHAMSON, USAF (RET.)
Chairman of the Board

YOUR VOTE IS IMPORTANT.

PLEASE PROMPTLY SUBMIT YOUR PROXY BY MAIL.

GeoEye, Inc.
21700 Atlantic Blvd.
Dulles, VA 20166

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 7, 2007

To the Stockholders of
GeoEye, Inc.

The annual meeting of stockholders of GeoEye, Inc. will be held at the Sheraton Reston Hotel, 11810 Sunrise Valley Drive, Reston, Virginia 20191, on June 7, 2007 at 9:00 a.m. Eastern Standard Time, for the following purposes:

1. To elect 7 directors for a term of 1 year, and until their successors are duly elected and qualified;

2. To ratify the selection of BDO Seidman, LLP as the company’s independent registered public accounting firm for 2007; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 9, 2007 as the record date for determining stockholders entitled to notice of, and to vote at, this meeting.

You are cordially invited to attend the meeting in person. Whether or not you plan to attend the annual meeting in person, it is important that you complete, sign, date and promptly return the enclosed proxy card or that you give your proxy by the manner established by your broker, i.e via the internet or telephone. Submitting your proxy early by any of these methods will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

By Authorization of the Board of Directors

WILLIAM L. WARREN
Senior Vice President, General Counsel and
Corporate Secretary

April 30, 2007

TABLE OF CONTENTS

Notice of 2007 Annual Meeting of Stockholders
Proxy Statement	1
About the 2007 Annual Meeting of Stockholders	2
PROPOSAL 1: Election of Directors	4
General Information:	6
• Board of Directors	6
• Standing Committees, Board Organization, and Director Nominations	7
• Director Remuneration	10
• Audit Committee Report	10
• Executive Officers who are not Directors	11
• Security Ownership of Certain Beneficial Owners and Management	14
• Compliance with Section 16(a) of the Exchange Act	16
• Executive Compensation — Compensation Discussion and Analysis	16
• Compensation Committee Report on Executive Compensation	22
Executive Compensation Disclosure Tables
• Summary Compensation Table	23
• 2006 Grants of Plan-Based Awards Table	25
• 2006 Outstanding Equity Awards at Fiscal Year End Table	27
• 2006 Option Exercises and Stock Vested Table	28
• 2006 Director Compensation Table	28
• 2006 All Other Compensation Table	29
• 2006 Perquisites Table	30
• Equity Compensation Plan Information	30
• Employment Agreements and Change of Control Agreements	32
• Interest of Certain Persons in Matters to be Acted On	32
• Code of Business Conduct and Ethics	32
PROPOSAL 2: Ratification of Selection of Independent Auditor	33
• Independent Public Accountants’ Fees	33
• Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services	33
OTHER BUSINESS	34
• Advance Registration Form	36

GeoEye, Inc.
21700 Atlantic Blvd.
Dulles, VA 20166

PROXY STATEMENT

This Proxy Statement and the accompanying proxy card are being mailed to stockholders beginning on or about May 7, 2007. They are furnished in connection with the solicitation by the Board of Directors (the “Board”) of GeoEye, Inc. (the “Company”) of proxies from the holders of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for use at the 2007 annual meeting of stockholders (the “Annual Meeting”) to be held at the time and place and for the purposes set forth in the accompanying notice. The Company will pay all costs of soliciting proxies. The Company will also reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of such stock.

All duly executed proxies received prior to the Annual Meeting will be voted in accordance with the choices specified thereon. As to any matter for which no choice has been specified in a duly executed proxy, the shares represented thereby will be voted (1) FOR the election of the nominees for director named on pages 4 through 6, (2) FOR the ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for 2007, and (3) at the discretion of the persons named in the proxy, in connection with any other business, that may properly come before the Annual Meeting. See “Other Business” on page 34 for information concerning the voting of proxies if other matters are properly brought before the Annual Meeting. A stockholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by filing with the Corporate Secretary an instrument revoking it, by delivering a duly executed proxy bearing a later date or by appearing at the Annual Meeting and voting in person.

Stockholders of record at the close of business on April 9, 2007 will be eligible to vote at the meeting. Our voting securities consist of our Common Stock, of which 17,505,495 shares were outstanding on April 9, 2007. Each share outstanding on the record date entitles the holder to one vote on each matter submitted to a vote of stockholders. Cumulative voting is not permitted. The requirement for a quorum at the Annual Meeting is the presence in person or by proxy of holders of a majority of the issued and outstanding shares of Common Stock.

In addition to voting in person at the Annual Meeting, stockholders of record may vote by proxy by mailing their signed proxy cards. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Certain of these institutions offer telephone voting.

A broker non-vote occurs when a broker submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Abstentions, shares with respect to which authority is withheld, and broker non-votes that are voted on any matter are included in determining whether a quorum is present. Abstentions are treated as shares that are present and entitled to vote for purposes of determining the outcome of any matter submitted to the stockholders for a vote. Abstentions, however, do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of a plurality of “votes cast”. Votes are counted, and the count is certified, by an inspector of elections. Information regarding the vote required for approval of particular matters is set forth in the discussion of those matters appearing elsewhere in this Proxy Statement.

The Annual Report to Stockholders, which includes financial statements of the Company for the year ended December 31, 2006, has been mailed to all stockholders entitled to vote at the Annual Meeting on or before the date of mailing this Proxy Statement. The Securities and Exchange Commission (“SEC”) permits a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as “householding”, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and reside at an address at which two or more stockholders reside, you will likely be receiving only one annual report and proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any such beneficial stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, that stockholder should contact his or her broker or send a request to the Company’s corporate secretary at the Company’s principal executive offices, 21700 Atlantic Blvd., Dulles, Virginia, telephone number (703) 480-7500. The Company will deliver, promptly upon a written or oral request to the corporate secretary, a separate copy of the 2006 Annual Report and this Proxy Statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered. The Annual Report is not a part of the proxy solicitation material.

Attendance at the Annual Meeting is limited to the Company’s stockholders or their designated representative or proxy, members of their immediate family and the Company’s employees and guests. In order to attend as a stockholder or immediate family member, you or your family member must be a stockholder of record as of April 9, 2007, or you must provide a copy of a brokerage statement or other evidence of beneficial ownership showing ownership of Common Stock on April 9, 2007. If you, or your designated representative or proxy, plan to attend the Annual Meeting, please follow the advance registration instructions in the back of this Proxy Statement which will expedite your admission to the Annual Meeting.

ABOUT THE 2007 ANNUAL MEETING OF STOCKHOLDERS

WHEN AND WHERE IS THE ANNUAL MEETING?

The Annual Meeting will be held at the Sheraton Reston Hotel, 11810 Sunrise Valley Drive, Reston, Virginia 20191, on June 7, 2007 at 9:00 a.m. Eastern Standard Time.

WHAT AM I VOTING ON?

You will be voting on the following:

•	To elect all members of the Board;

•	To ratify the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for 2006; and

•	To transact any other business properly coming before the Annual Meeting.

WHO IS ENTITLED TO VOTE?

You may vote if you owned shares of the Company’s Common Stock as of the close of business on April 9, 2007. Each share of Common Stock is entitled to one vote. As of April 9, 2007, we had 17,505,495 shares of Common Stock outstanding.

HOW DO I VOTE BEFORE THE MEETING?

If you are a registered stockholder, meaning that you hold your shares in certificate form or through an account with our transfer agent, Bank of New York, you may vote by mail, by completing, signing and returning the enclosed proxy card.

If you hold your shares through an account with a bank or broker, your ability to vote by telephone depends on their voting procedures. Please follow the directions that your bank or broker provides.

MAY I VOTE AT THE ANNUAL MEETING?

You may vote your shares at the Annual Meeting if you attend in person. If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the Annual Meeting. A legal proxy is an authorization from your bank or broker to vote the shares it holds in its name for your benefit on the records of the Company’s transfer agent. Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy. You may vote by proxy.

CAN I CHANGE MY MIND AFTER I VOTE?

You may change your vote at any time before the polls close at the conclusion of voting at the Annual Meeting. You may do this by (1) signing another proxy card with a later date and returning it to us before the Meeting or (2) voting at the Annual Meeting if you are a registered stockholder or have obtained a legal proxy from your bank or broker.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

Proxies that are signed and returned but do not contain instructions will be voted (1) FOR the election of the nominees for director named on pages 4 through 6, (2) FOR ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for 2007, and (3) at the discretion of the persons named in the proxy, in connection with any other business, that may properly come before the Annual Meeting.

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY OR INSTRUCTION FORM?

If you are a registered stockholder and do not provide a proxy, you must attend the Annual Meeting in order to vote your shares. If you hold shares through an account with a bank or broker, your shares will not be voted if you do not provide voting instructions on your instruction form.

HOW CAN I ATTEND THE MEETING?

The Annual Meeting will be held at the Sheraton Reston Hotel, 11810 Sunrise Valley Drive, Reston, Virginia 20191, on June 7, 2007 at 9:00 a.m. Eastern Standard Time. The Annual Meeting is open to all holders of GeoEye, Inc. Common Stock as of April 9, 2007. To attend the Annual Meeting, you will need to bring your legal proxy and valid picture identification. If you hold shares through an account with a bank or broker, you will need to contact your bank or broker and request a legal proxy, which will serve as your admission ticket.

MAY STOCKHOLDERS ASK QUESTIONS AT THE ANNUAL MEETING?

Yes. Representatives of the Company will answer questions of general interest at the end of the Annual Meeting.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

In order for us to conduct our Annual Meeting, a majority of our issued and outstanding shares of Common Stock as of April 9, 2007 must be present in person or by proxy. This is referred to as a quorum. Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly return a proxy by mail or by telephone through your broker. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting.

HOW MANY VOTES ARE NEEDED TO APPROVE THE COMPANY’S PROPOSALS?

In the event that the number of nominees does not exceed the number of directors to be elected at the Annual Meeting (the situation that we anticipate), the nominees receiving the majority of votes cast will be elected as directors (i.e., the number of shares voted “For” a director must exceed the number of votes cast “Against” that director). In the event that the number of nominees exceeds the number of directors to be elected (a situation we do not anticipate), the nominees receiving the highest number of “For” votes will be elected as directors. This number is called a plurality. Abstentions and broker non-votes will have no impact on the election of directors.

The ratification of the appointment of BDO Seidman, LLP as the Company’s Fiscal 2007 independent registered public accounting firm requires that a majority of the votes cast at the Annual Meeting be voted “For” the proposal. The proxy given will be voted “For” the proposal unless a properly executed proxy card is marked “Against” or “Abstain.” Abstentions are deemed to be “votes cast”, and have the same effect as a vote “Against” this proposal. Broker non-votes are not deemed to be votes cast and, therefore, have no effect on the vote with respect to this proposal.

CAN STOCKHOLDERS EXERCISE DISSENTERS’ RIGHTS OF APPRAISAL WITH RESPECT TO ANY PROPOSAL AT THE MEETING?

Stockholders have no rights under Delaware law, the Company’s Certificate of Incorporation, or the Company’s Bylaws to exercise dissenters’ rights of appraisal with respect to any of the matters to be voted upon at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board has nominated the 7 people listed below for election as directors, each to serve until the next annual meeting of stockholders or until his successor is elected and qualified. In accordance with the Company’s Bylaws, directors in an uncontested election, as is currently anticipated, will be elected by a majority of the votes cast with respect to such director, and directors in a contested election will be elected by a plurality of the votes cast. A stockholder may, in the manner set forth in the enclosed proxy card, instruct the proxy holder to vote that stockholder’s shares “FOR” or “AGAINST” such named nominee, or to “ABSTAIN.” Abstentions and broker non-votes will have no effect.

If any nominee should refuse or be unable to serve, an event which is not anticipated, the proxy will be voted for such person as shall be designated by the Board to replace such nominee or, in lieu thereof, the Board may reduce the number of directors.

If a director is appointed by Board action prior to the date of this proxy statement, the director would be submitted to the stockholders for election at the 2007 annual meeting.

Departure of Directors  Lt. Gen. (USAF Ret’d) James R. Clapper resigned effective April 13, 2007. General Clapper was nominated by the President to serve as Undersecretary of Defense for Intelligence and was confirmed on April 11, 2007 and sworn into office on April 13, 2007. The Nominating Committee of the Board is currently conducting a search for a candidate to nominate to fill the vacancy created by General Clapper’s resignation.

Recommendation of the Board

The Board unanimously recommends a vote “FOR” the election of each of the following nominees.

Nominees for Election

Each of the nominees for director has been approved by the Board, upon the recommendation of the Nominating and Governance Committee, for submission to the stockholders. All nominees for election of directors are currently serving on the Board. Set forth below is the current principal occupation (which, unless otherwise indicated, has been his principal occupation during the last five years), age and other information for each nominee:

Lt. General James Abrahamson, USAF (Ret) (Director) (Chairman of the Board and Member, Audit Committee)

Age 74, has been a member of the Board since April 1998 and has served as Chairman of the Board since November 2001. General Abrahamson has also served as Chairman of the Nominating and Governance Committee since January 2005. General Abrahamson currently serves as Chairman and Chief Executive Officer of StratCom, LLC, SkySpectrum LLC, and Sky Sentry LLC, each of which are companies associated with the development of stratospheric airships for civil and military applications. From 1992 to 1995, he served as Chairman of Oracle Corporation. He also served as Executive Vice President for Corporate Development for Hughes Aircraft Company from October 1989 to April 1992 and as President of the Transportation Sector for Hughes Aircraft Company from April 1992 to September 1992. General Abrahamson directed the Strategic Defense Initiative from April 1984 until he retired from the Air Force in January 1989 at the rank of Lieutenant

General. He also directed the development of the F-16 Multi-National Fighter and served as NASA Associate Administrator for Space Flight, managing NASA’s space shuttle from its first flight through ten safe and successful missions.

Joseph M. Ahearn (Director) (Chairman, Audit Committee) (Member, Compensation Committee)

Age 52, has been a member of the Board since December 2003, Chairman of the Audit Committee since January 2004 and a member of the Compensation Committee since April 2006. Mr. Ahearn currently serves as Senior Vice President for M&F Worldwide Corporation. Mr. Ahearn previously served as President of Pilgrim Advisors in White Plains, New York from January, 2000 to August 2004. He also served as Managing Director of Qorval, Inc. from August 2004 to September 2005. Mr. Ahearn was a member of the firms of Touche Ross & Co. from 1981 to 1987 and Arthur Andersen & Co. from 1976 to 1980.

Martin C. Faga (Director) (Member, Strategy and Risk Committee) (Member Compensation Committee)

Age 65, has been a member of the Board since August 1, 2006, a member of the Strategy and Risk Committee since August 2006 and a member of the Compensation Committee since February 2007. Since May 2000, Mr. Faga has been a trustee on the Board of Trustees for the MITRE Corporation (“MITRE”), a non-profit organization. Mr. Faga served as President and Chief Executive Officer of MITRE from May 2000 through June 2006. Under his leadership, he directed the company’s activities, primarily the operation of three Federally Funded Research and Development Centers (FFRDCs) for the Department of Defense (“DOD”), the Federal Aviation Administration (“FAA”), and the Internal Revenue Service (“IRS”). DOD’s FFRDC activities focused on command, control, communications, and intelligence (C3I). FAA’s FFRDC activities focused on air traffic management, and the IRS’s FFRDC activities focused on enterprise modernization. Mr. Faga is also a board member of the following for-profit organizations: Alliant Techsystems and Electronic Data Systems and the following non-profit organizations: the Space Foundation and the Association of Former Intelligence Officers, a 501(c)(3) tax-exempt organization devoted to education about and support for US intelligence.

Lawrence A. Hough (Director) (Chairman, Compensation Committee) (Member, Audit Committee)

Age 63, has been a member of the Board since December 2003, a member of the Audit Committee since January 2004 and served as Chairman of the Compensation Committee since April 2006. Mr. Hough currently serves as the Chairman of Stuart Mill Capital, Inc., and Goldleaf Financial Solutions, Inc. Previously he served as a director of Collegiate Finding Services Inc. and Versura, Inc. He also serves as trustee of the Community Foundations of America and as trustee of the Levine School of Music and the Shakespeare Theatre. Mr. Hough has previously served as Chairman of SynXis Corporation, President, Chairman, and Chief Executive Officer of SatoTravel, a subsidiary of Navigant International, as President and Chief Executive Officer of Sallie Mae, and as Chief Financial Officer of Hufcor. He has also served in the United States Navy as a Lieutenant.

Matthew M. O’Connell (CEO, President and Director)

Age 54, has been a member of the Board since October 2001. Mr. O’Connell is GeoEye’s President and CEO. He was CEO of GeoEye’s predecessor, ORBIMAGE, beginning in 2001. In January 2006, ORBIMAGE merged with Space Imaging to form GeoEye, the world’s largest operator of commercial imagery satellites. In the fall of 2006, GeoEye became the first commercial remote sensing corporation to be listed on NASDAQ.

Mr. O’Connell has over twenty years of experience in communications management and finance. Prior to joining GeoEye, Mr. O’Connell was a managing director at Crest Advisors, a New York-based private merchant bank that invested in and advised communications companies. Prior to that, he was senior vice president of Legal and Business Affairs for Sony Worldwide Networks, a division of Sony Corporation specializing in radio and Internet programming. Before working at Sony, he served as senior vice president and general counsel of Osborn Communications Corporation, a publicly traded radio and television station operator. Prior to his tenure at Osborn, Mr. O’Connell was the assistant general counsel at Cablevision Systems Corporation, where he was responsible for acquisitions and finance, including the company’s initial public offering. Mr. O’Connell began his career on Wall Street as a lawyer specializing in mergers and acquisitions and corporate finance. Mr. O’Connell holds a Bachelor of Arts degree in Classics from Trinity College, where he was elected to Phi Beta Kappa, and a Juris Doctor from the University of Virginia Law School.

James M. Simon, Jr. (Director) (Member, Compensation Committee) (Chairman Strategy and Risk Committee)

Age 59, has been a member of the Board since November 2005, a member of the Compensation Committee since April 2006 and Chairman of the Strategy and Risk Committee since June 2006. Mr. Simon currently serves as the founding Director of the Microsoft Institute for Advanced Technology in Governments. A career C.I.A. officer, Mr. Simon was appointed by President Clinton and confirmed by the Senate in 1999 as the first Assistant Director of Central Intelligence for Administration, a position he held from January 2000 through January 2003. As deputy to the Deputy Director of Central Intelligence for Community Management, he was responsible for technology acquisition, and setting policy for, and overseeing the budgets of, the 14 agencies that comprise the Intelligence Community. After the terrorist attacks of September 11, 2001, he was designated as the senior intelligence official for homeland security establishing and chairing the Homeland Security Intelligence Council. From January 2003 until January 2005, Mr. Simon served as President and CEO of a consulting and services firm, IntelligenceEnterprises, LLC.

William W. Sprague (Director) (Member, Compensation Committee) (Member, Strategy and Risk Committee)

Age 49, has been a member of the Board since 1997 and since April 2006 has served on both the Compensation Committee and the Strategy and Risk Committee. A Managing Director at Sanders Morris Harris, where he manages the investment banking division, Mr. Sprague was the founder and President of Crest Communications Holdings LLC, and its affiliate, Crest Advisors LLC, a private investment bank that invested in and advised middle-market companies, especially in the media and communications industries. Crest Communications Holdings LLC held Series A Preferred Stock in our Predecessor Company and received warrants as parts of our restructuring, which it sold. From 1989 to 1996, Mr. Sprague served in various positions at Smith Barney, Inc., including as a Managing Director and head of the Media and Telecommunications Group, as co-head of the Mergers and Acquisitions Group and as a senior member of Smith Barney Inc.’s high yield group. From 1985 to 1989, Mr. Sprague was a Vice President at Kidder Peabody & Co. Incorporated in the High Yield/Merchant Banking Group.

GENERAL INFORMATION

Board of Directors

General

The Board is responsible for supervision of the overall affairs of the Company. The Board held 8 meetings during 2006. The Company expects each director to make every effort to attend each Board meeting, each meeting of any committee on which he or she sits, and the annual stockholder’s meeting. Overall attendance at Board meetings was 89% in 2006, and attendance was at least 87% for each director. Following the Annual Meeting, the Board will consist of 7 directors. In the interim between annual meetings, the Board has the authority under the Bylaws to increase or decrease the size of the Board and fill vacancies, provided, however, that the Company’s Bylaws currently restrict the size of the Board to no less than seven members and no more than fifteen members. The Company does not maintain a formal policy regarding the Board’s attendance at annual shareholder meetings. Four members of the Board of Directors attended our 2006 Annual Meeting: Messrs. Abrahamson, Faga, Hough and O’Connell. Three members of the Board of Directors were absent: Messrs. Ahearn, Simon, and Sprague. The Board currently has one vacancy caused by Gen. Clapper’s April 11, 2007 resignation.

There are no family relations, of first cousin or closer, among the Company’s directors or executive officers by blood, marriage or adoption.

Director Independence

The Board has determined that 6 of the Company’s 7 directors are independent directors within the meaning of Marketplace Rule 4200(a)(15) of the Nasdaq Stock Market. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company. In addition to applying the Nasdaq Stock Market independence tests, the Board considers all relevant facts and circumstances in making its independence determinations.

All members of the Audit, Compensation, and Nominating and Governance Committees must meet the independence requirements of the Nasdaq Stock Market. Members of the Audit Committee must also satisfy a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation.

Standing Committees, Board Organization, and Director Nominations

To assist it in carrying out its duties, the Board has delegated certain authority to the following standing committees: (i) the Compensation Committee, (ii) the Audit Committee, (iii) the Nominating and Governance Committee, and (iv) the Strategy and Risk Committee. The charters for the Compensation, Audit, and Nominating and Governance Committees as well as the Code of Conduct, are all available on the Investor Relations section of the Company’s website, http://www.geoeye.com. We make our website content available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference in this Proxy Statement. Printed copies of all of the above-referenced reports and documents may be requested by contacting our Investor Relations Department either by mail at our corporate headquarters or by telephone at (703) 480-7500. All of the above-referenced reports and documents are available free of charge.

Compensation Committee

The Compensation Committee of the Board is a Committee of the Whole, excluding Messrs. Abrahamson and O’Connell. Each of the members of the Committee of the Whole has been determined to be independent within the meaning of Marketplace Rule 4200(a)(15) of the Nasdaq Stock Market. In addition, each member of the Committee of the whole is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. The Board adopted a charter for the Compensation Committee effective March 12, 2004. The prior Compensation Committee held three meetings in 2006. The reconstituted Committee of the Whole held six meetings in 2006.

The Compensation Committee’s duties and functions include:

•	establishing and reviewing the overall compensation philosophy of the Company;

•	determining the appropriate compensation levels for the Company’s executive officers;

•	evaluating officer and director compensation plans, policies and programs;

•	reviewing benefit plans for officers and employees;

•	administering and monitoring compliance by executives with the rules and guidelines of the Company’s equity-based plans;

•	producing an annual report on executive compensation for inclusion in the proxy statement; and

•	exercising all of the powers of the Board with respect to any other matters involving the compensation of employees and the employee benefits of the Company as may be delegated to the Compensation Committee from time to time.

Audit Committee

The Audit Committee of the Board is comprised of Messrs. Ahearn (Chairman), Abrahamson, and Hough. Each of Messrs. Ahearn, Abrahamson, and Hough has been determined to be independent within the meaning of

Marketplace Rules 4200(a)(15) and 4350(d)(2)(A) of the Nasdaq Stock Market and Rule 10A-3(b) of the Exchange Act. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act and held five meetings in 2006. In addition, the Board has determined that the Chairman of the Audit Committee, Mr. Ahearn, is an “audit committee financial expert” as defined by the rules of the SEC.

The Audit Committee’s duties and functions include:

•	selecting and overseeing an independent registered public accounting firm for the purpose of preparing the Company’s annual audit report or performing other audit services for the Company;

•	reviewing and assessing annual and interim financial statements, and earnings releases before they are released to the public or filed with the SEC;

•	reviewing and assessing the key financial statement issues and risks, as well as the processes used by management to address such matters;

•	approving changes in important accounting principles or changes in accounting estimates and the application thereof in financial reports;

•	making inquiries of the external auditors and management regarding the discovery of any accounting irregularities or fraudulent activities;

•	reviewing and assessing the system of internal controls for detecting accounting and financial reporting errors, fraud and defalcations, legal violations and noncompliance with the Company’s Code of Business Conduct and Ethics;

•	reviewing with legal counsel any regulatory matters that may have a material impact on the financial statements;

•	reviewing the performance of the external auditors;

•	reviewing and approving requests for any consulting services to be performed by the external auditors, and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter;

•	reviewing with management and the external auditors the results of the annual audits and related comments in consultation with other committees as deemed appropriate;

•	providing a medium for the external auditors to discuss with the audit committee their judgments about the quality of accounting principles and financial disclosure practices used or proposed to be adopted by the company;

•	reviewing with the internal auditors any changes in the scope of their plans;

•	reviewing with the internal auditors the results of their monitoring of compliance with the Code of Business Conduct and Ethics;

•	reviewing and approving significant conflicts of interest and related party transactions; and

•	conducting or authorizing investigations into any matters within the Audit Committee’s scope of responsibilities.

Nominating and Governance Committee

The Nominating and Governance Committee is comprised of Messrs. Abrahamson and Hough. Each of these members of the Nominating and Governance Committee has been determined to be independent within the meaning of Marketplace Rule 4200(a)(15) of the Nasdaq Stock Market. The Board adopted a written charter for the Nominating and Governance Committee on January 19, 2005 (the “Nominating and Governance Committee Charter”) setting forth the purpose, goals and responsibilities of the Nominating and Governance Committee. The Nominating and Governance Committee held two meetings in 2006.

The Nominating and Governance Committee is responsible for the following duties and functions:

•	developing criteria for nominating individuals to serve as directors, or re-nominating existing directors, and identifying, reviewing the qualifications of, and recommending to the Board individuals to be nominated to become, or be re-nominated as, members of the Board;

•	leading the Board in its annual review of the Board’s performance, recommending guidelines for the terms of service by Board members, developing and managing director education programs as required or appropriate, and addressing any possible conflicts of interest of directors and executive officers;

•	recommending to the Board nominees for each committee and making other recommendations on committee structure, processes, governance and functions;

•	monitoring and reporting to the Board on developments that may affect Company governance matters and recommending to the Board such governance guidelines and procedures as it determines to be appropriate; and

•	making recommendations to the Board on guidelines for retirement age, removal and other matters pertaining to tenure of Board members.

The Nominating and Governance Committee Charter provides, among other things, that any candidate for the Board nominated by the Board must meet the minimum qualifications specified therein, including that the director candidate (i) possess personal and professional integrity, (ii) has good business judgment, relevant experience and skills, and (iii) will be an effective director in conjunction with the full Board in collectively serving the long-term interests of the Company’s stockholders. In addition, for a director to serve on the Nominating and Governance Committee, he or she must meet the independence standards applicable to such committees in accordance with NASDAQ, the Internal Revenue Code and SEC rules.

Director Nominations

All director nominations must be recommended by the Nominating and Governance Committee and approved by a majority of the independent directors of the Board. The policy of the Nominating and Governance Committee is to consider candidates recommended by stockholders on the same basis as other candidates, provided that the recommended candidate meets all of the minimum requirements and qualifications for being a director as specified in the Nominating and Governance Committee Charter and the Company’s Bylaws. Any such recommendations should include the candidate’s name and qualifications for Board membership and should be sent in writing to the Corporate Secretary of the Company at GeoEye, Inc., 21700 Atlantic Blvd, Dulles, VA 20166.

The Nominating and Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. Once the Nominating and Governance Committee identifies a prospective nominee, it will make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination will be based on whatever information is provided to the Nominating and Governance Committee with the recommendation of the prospective candidate, as well as the committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The initial determination will be based primarily on the need for Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the minimum qualifications described above. In addition, as the Company evolves, the experience and diversity required on its Board may change. Therefore, the expertise that a prospective nominee possesses will be thoroughly examined to determine whether there is an appropriate fit. If the initial determination indicates that the Nominating and Governance Committee should pursue the prospect, the Nominating and Governance Committee will evaluate the prospective nominee against the minimum qualifications in full and consider such other relevant factors as it deems appropriate. In connection with this evaluation, one or more members of the Nominating and Governance Committee and others as appropriate, may interview the prospective nominee. After completing this evaluation, the Nominating and Governance Committee will determine whether to recommend the individual for nomination by the Board. The Board, acting on the recommendations of the Nominating and Governance Committee, will nominate a slate of director candidates for election at each annual meeting of stockholders and will appoint directors to fill vacancies between annual meetings, including vacancies created as a result of any increase in size of the Board. The Company does not pay a fee to any third party or parties to identify, evaluate or assist in identifying or evaluating any potential nominees.

In addition, the Company’s Bylaws permit stockholders to nominate persons for election to the Board at an annual stockholders meeting, without regard to whether the stockholder has submitted a recommendation to the Nominating and Governance Committee as to such nominee. To nominate a director using this process, the stockholder must follow the procedures described under “Other Business” below.

Strategy and Risk Committee

The Strategy and Risk Committee was formed on June 8, 2006 and is composed of Messrs. Simon (Chairman), Faga, and Sprague. Each of these members of the Committee has been determined to be independent within the meaning of Marketplace Rules 4200(a)(15) and 4350(d)(2)(A) of the Nasdaq Stock Market. The Strategy and Risk Committee held three meetings in 2006.

The Committee’s duties and functions include:

•	strategic business planning aimed beyond the current fiscal year;

•	researching future industry trends that affect the Company’s strategic goals; and

•	identifying threats to Company’s strategic goals caused by business, financial, and technical developments.

The Committee shall be composed of not less than 3 members of the Board plus ex officio members as designated by the Chairman of the Board.

Director Remuneration

The 2006 annual compensation of each director who was not an employee of the Company or a subsidiary (a “Non-employee Director”) consisted of an annual retainer of $15,000. In addition, each Non-employee Director received a fee of (i) $1,000 for each in-person attendance at a meeting of the Board and (ii) $500 for each telephonic attendance at a meeting of the Board and each meeting of a committee of the Board. During 2007, each Non-employee Director will receive a fee of (i) $1,500 for each in-person attendance at a meeting of the Board, (ii) $1,000 for each in-person attendance at a meeting of a committee of the Board and (iii) 50% of the in-person attendance fee for each telephonic attendance at a meeting of the Board and each meeting of a committee of the Board. Each of the Chairman of the Board and the Chairman of the Audit Committee also receives a $5,000 annual fee, and each of the Chairman of the Compensation Committee and the Chairman of Strategy & Risk Committee receives a $3,000 annual fee. All directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board or Board committees and for other legitimate expenses incurred in their capacity as directors. Under the Company’s Non-employee Director Stock Incentive Plan, which was approved by the Board in June 2004, each Non-Employee Director received annually an award of 1,000 “restricted” shares of Common Stock. For 2007, new “restricted” share awards for Non-employee Directors under the Company’s 2004 Non-employee Director Stock Incentive Plan will be discontinued. Beginning in 2007, under the Company’s 2006 Omnibus Stock Incentive Plan, which was approved by stockholders in September 2006, Non-employee Directors will receive annual grants of deferred stock units (DSUs) valued at $50,000. DSUs will vest in two installments: at six months after grant and at twelve months after grant. DSUs will be settled in shares of the Company’s common stock six months after the Non-employee Director’s separation from Board service.

Audit Committee Report

As noted above, the Audit Committee is currently composed of three directors, Messrs. Ahearn, Abrahamson and Hough, each of whom is independent as defined by the Nasdaq Stock Market’s listing standards. Management is responsible for the Company’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2006 financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees, as amended). The Audit Committee also received written disclosures from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 15, 2007.

The Audit Committee:

Joseph M. Ahearn, Chair
James A. Abrahamson
Lawrence Hough

Pursuant to the rules of the SEC, the foregoing Audit Committee Report is not deemed “soliciting material”, is not “filed” with the Commission, and is not incorporated by reference with the Company’s Annual Report on Form 10-K, whether made before or after the date hereof and irrespective of any general incorporation language in such report.

Executive Officers who are not Directors

The following table lists our executive officers who are not Directors as of April 9, 2007.

Name	Age	Position

William Schuster	56	Chief Operating Officer
Henry E. Dubois	45	Executive Vice President and Chief Financial Officer
William L. Warren	41	Senior Vice President, General Counsel and Secretary
Tony A. Anzilotti	45	Vice President, Finance and Corporate Controller
Mark Brender	57	Vice President, Corporate Communications
Paolo E. Colombi	58	Vice President, International Sales
Lee Demitry	54	Vice President, Engineering
Bradley Peterson	47	Vice President, Satellite Operations and Production
Thornton W. Wilt, Jr.	61	Vice President, North American Sales
Angela Galyean	44	Vice President, Human Resources

William Schuster (Chief Operating Officer)

William Schuster joined us in his current position in December 2004. Prior to joining the Company, Mr. Schuster most recently served as President of Integrated Systems for BAE Systems. Prior to BAE, Mr. Schuster served at Harris Corporation as Vice President of Programs within the Government Communications System Division and was Vice President of the Space Applications Operation at Loral Space and Range Systems. Prior to that, Mr. Schuster was with the Central Intelligence Agency where he spent nearly twenty-two years. Mr. Schuster has a BSEE from the Polytechnic Institute of Brooklyn and has completed numerous graduate-level management courses and programs, including the Penn State Executive Management Program and the Mahler Advanced Management Skills Program.

Henry E. Dubois (Executive Vice President and Chief Financial Officer)

Henry E. Dubois became Executive Vice President and the Chief Financial Officer of the Company on January 3, 2006. Mr. Dubois has held senior management positions helping companies grow businesses in technology-based industries both within the US and internationally. Most recently, he advised the Company and two start up companies on strategic and financial issues. Mr. Dubois has also served as president, COO and CFO at DigitalGlobe, Inc., another satellite imagery company. Prior to DigitalGlobe, Mr. Dubois lived and worked abroad, primarily in Asia, where he was CEO and CFO of an Indonesian Telecom company based in Jakarta and also served as Sr. Vice President of Planning and Development for another large Asian conglomerate. In addition, Mr. Dubois was a strategy and operational consultant with Booz, Allen and Hamilton and served in various financial functions with Exxon Corporation. Mr. Dubois holds a Masters of Management degree from Northwestern University’s JL Kellogg School of Management with concentrations in Finance, Marketing and Accounting and a Bachelor of Arts degree in Mathematics from the College of Holy Cross.

William L. Warren (Senior Vice President, General Counsel and Secretary)

William Warren joined the Company as Vice President, General Counsel and Secretary in January 2004 and was promoted to his current position in January 2007. Prior to joining the Company, Mr. Warren practiced law in the Northern Virginia and Washington, D.C. offices of Latham & Watkins LLP, an international law firm, for several years. Prior to joining Latham & Watkins, Mr. Warren was an associate in the New York office of Baker & Botts, L.L.P. Mr. Warren received his Juris Doctor, with honors, from the University of Texas at Austin. He is admitted to practice in Virginia, New York and the District of Columbia.

Tony A. Anzilotti (Vice President, Finance and Corporate Controller)

Tony Anzilotti joined the Predecessor Company in June 2000 as Corporate Controller and was promoted to his current position in February 2003. Prior to joining the Company, he worked for over 10 years with Lockheed Martin Corporation at its Corporate Headquarters in Bethesda, MD, in a number of progressively responsible positions in its accounting organization. Mr. Anzilotti received his Bachelor of Science degree in Commerce with a concentration in accounting from the University of Virginia and is a Certified Public Accountant.

Mark Brender (Vice President, Corporate Communications)

Mark Brender joined GeoEye in January 2006 after eight years at Space Imaging as the vice president of Communications and Washington Operations. Prior to joining Space Imaging, Mr. Brender was a broadcast journalist for ABC News where he spent 16 years at the network as an assignment editor and editorial producer. Before his ABC career he served in the US Navy as a Public Affairs Officer and is a retired Naval Reserve Commander. Mr. Brender has an undergraduate degree from Miami University in Ohio and a Masters Degree in Public Relations from the School of Business at American University in Washington DC.

Paolo Colombi (Vice President, International Sales)

Paolo Colombi joined GeoEye in March 2006 and is responsible for all international business development and sales. Prior to joining GeoEye, Colombi was senior vice president of International Sales for Telular Corporation. Before that, he was executive vice president of Sales for Lotus Interworks LLP and also served in various executive-level positions for Teleglobe International Corp. Mr. Colombi holds a Doctoral Degree in Electrical Engineering from the Polytechnic Institute of Turin (Italy), a Master of International Management degree from the American Graduate School of International Management (Thunderbird), and a Master of Business Administration degree from Southern Methodist University. Mr. Colombi was a Fulbright Scholar at both graduate schools in the USA.

Lee Demitry (Vice President, Engineering)

Lee Demitry joined the Predecessor Company in late 1995. Prior to joining the Company, Mr. Demitry was Director of Special Programs at Orbital Sciences Corporation. Prior to working at Orbital Sciences, Mr. Demitry served as Colonel (select) in the Air Force for 20-years and has managed several satellite projects, including projects for the U.S. space program at the Department of Defense. Mr. Demitry holds an MS in Astronautical Engineering from MIT, an MBA in Business Management from Golden Gate University, and a BS in Electrical Engineering from the United States Air Force Academy

Angela Galyean (Vice President, Human Resources)

Angela Galyean joined the Predecessor Company in 2002 as director of Human Resources and was promoted to her current position in January 2007. Ms. Galyean has over 20 years of industry experience and is responsible for managing the company’s employee relations, recruitment and retention; health and welfare programs and organizational effectiveness. Prior to joining the Company, Ms. Galyean was a human resources manager at InfoCruiser, Inc. Ms. Galyean holds a Bachelor of Arts degree in Business with a minor in Human Resources from James Madison University in Harrisonburg, Virginia. She is a member of the Society of Human Resource Management (SHRM) and received her Professional Human Resources (PHR) certification in 2001.

Bradley Peterson (Vice President, Satellite Operations and Production)

Bradley Peterson joined the Company as Vice President, IKONOS in January 2006 after the acquisition of Space Imaging and was promoted to his current position in January 2007. Prior to joining the Company, Mr. Peterson was employed by Space Imaging since 1995. Before joining Space Imaging, he worked at the Hughes Santa Barbara Research Center for 15 years as a senior system engineer in payload systems development for Landsat, GOES/GMS weather satellites, NASA TRMM mission, and planetary probes such as Mars Observer. Mr. Peterson received both his M.S. and B.S in Electrical Engineering from the University of California at Santa Barbara.

Thornton W. Wilt, Jr. (Vice President, North American Sales)

Thornton (“Bill”) Wilt, Jr. joined GeoEye in August of 2005 and is responsible for all domestic commercial business development, federal/civil sales, customer service operations and order management. Mr. Wilt has over 18 years of industry experience primarily in the aerospace and defense sector and is a retired Navy officer. Prior to joining GeoEye, Mr. Wilt was the director and acting vice president of Intelligence Systems at BAE Systems in Reston, VA. Before that he was director of Advanced Programs at Lockheed Martin. Mr. Wilt holds a Bachelor of Science degree in Naval Science and Politics and Economics from the U.S. Naval Academy; a Master of Arts degree in National Security Affairs from the Naval Postgraduate School; and a Master of Business Administration from the Marymount College of Virginia.

Security Ownership of Certain Beneficial Owners and Management

The following table shows the beneficial ownership of shares of the Common Stock as of April 9, 2007 by (i) each director of the Company; (ii) the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated executive officers of the Company for the year ended December 31, 2006; (iii) all directors and executive officers of the Company, as a group; and (iv) holders of 5% or more of the Common Stock.

As of April 9, 2007, 17,505,495 shares of Common Stock were issued and outstanding.

	Number of
	Shares
	Beneficially		Percent of
Name and Business Address of Beneficial Owner	Owned		All Shares

Directors and Executive Officers*
Matthew M. O’Connell	195,098	(1)	1.1
William Schuster	27,643	(2)
Henry Dubois	19,528	(3)
William L. Warren	15,805	(4)
Mark Brender	2,936	(5)
James A. Abrahamson	5,000	(6)
Joseph M. Ahearn	5,000	(6)
Martin C. Faga	5,000	(6)
Lawrence A. Hough	8,750	(6)(7)
James M. Simon, Jr.	8,481	(6)(8)
William W. Sprague	5,000	(6)
All directors and executive officers as group (17 persons)	307,325	(9)	1.8
5% Holders
Harbinger Capital Partners Master Fund, Ltd.(10)	5,688,211	(11)	32.5
Redwood Master Fund(12)	1,571,109	(13)	8.99
Ahab Partners(14)	1,520,031	(15)	8.7
Deephaven Capital Management LLC(16)	1,313,671	(17)	7.5
Credit Suisse(18)	1,212,612	(19)	6.9
Concordia Advisors LLC(20)	985,538	(21)	5.6

*	Unless otherwise indicated, the address is c/o GeoEye, Inc., 21700 Atlantic Boulevard, Dulles, Virginia 20166.

(1)	Total includes (i) 137,087 shares of restricted stock granted pursuant to Mr. O’Connell’s employment agreement and pursuant to the exercise of 7,500 warrants to purchase Common Stock, (ii) 30,826 shares granted as the stock portion of his annual performance payments for 2005 and 2006, of which 12,976 shares have vested and of which 17,850 will vest 30 days after the commencement of Geo-Eye 1, and (iii) 45,307 options to purchase Common Stock of which 27,185 options have vested as of December 31, 2006, and of which the remaining 18,122 options will vest equally on December 31, 2007 and 2008.

(2)	Total includes (i) 10,000 shares of restricted stock granted pursuant to Mr. Schuster’s employment agreement, of which 5,000 shares have vested and of which the remaining 5,000 shares will vest equally on each of December 31, 2007 and 2008, (ii) 6,513 shares granted as the stock portion of his 2006 annual performance payment which will vest 30 days after the commencement of Geo-Eye 1, and (iii) 22,262 options to purchase Common Stock, of which 11,130 options have vested as of December 31, 2006 and of which the remaining 11,132 options will vest equally on December 31, 2007 and 2008.

(3)	Total includes (i) 8,000 shares of restricted stock, 3,000 shares of which were granted pursuant to Mr. Dubois’s prior consultancy agreement with the Company and have already vested, and 5,000 shares of which were granted pursuant to his employment agreement with the Company and which vest entirely on January 1, 2009, (ii) 5,903 shares granted as the stock portion of his 2006 annual performance payment which will vest 30 days after the commencement of Geo-Eye 1, and (iii) 22,500 options to purchase Common Stock, of which 5,625 options have vested as of December 31, 2006 and of which the remaining 16,875 options will vest equally on December 31, 2007, 2008 and 2009.

(4)	Total includes (i) 2,505 shares of restricted stock granted on July 1, 2004 pursuant to the Company’s reorganization bonus, of which all shares have vested (ii) 5,507 shares of restricted stock granted as the stock portion of his annual performance payments for 2005 and 2006, of which 485 shares have vested and of which 5,022 shares will vest 30 days after the commencement of GeoEye-1, and (iii) the vested portion of 21,359 options to purchase Common Stock, of which 12,815 options have vested as of December 31, 2006 and the remaining 8,544 options will vest equally on December 31, 2007 and 2008.

(5)	Total includes (i) 2,936 shares of restricted stock granted as the stock portion of his 2006 annual performance payment which will vest 30 days after the commencement of Geo-Eye 1 and (ii) 5,000 options to purchase Common Stock which were granted pursuant to the consummation of the Space Imaging Asset Purchase, of which 1,250 options have vested, been exercised and shares sold, and of which the remaining options will vest equally on December 31, 2007, 2008 and 2009, and (iii) 2,500 options granted pursuant to the 2006 Omnibus Stock Performance and Incentive Plan, of which 625 options will vest each year beginning April 12, 2008.

(6)	Upon commencement of his service, each non-employee director received a grant of 5,000 shares of restricted stock, which vests 1,000 shares on the grant date, and the remaining 4,000 shares which vest equally on the anniversary of the grant date over a four year vesting schedule.

(7)	Includes 3,750 shares which Mr. Hough purchased on the public market.

(8)	Mr. Simon disclaims ownership of 2,444 of the 8,481 shares listed above. These shares are indirectly owned by Susan Simon but have not yet been formally registered in her name.

(9)	Total includes 84,446 options to purchase Common Stock and 222,879 shares of restricted stock.

(10)	These securities are owned by Harbinger Capital Partners Master Fund Ltd. (the “Master Fund”). The securities may be deemed to be beneficially owned by Harbinger Capital Partners Officer Manager, L.L.C. (“Harbinger Investment”), the investment manager of the Master Fund, HMC Investors, L.L.C., its managing member (“HMC Investors”), Harbert Management Corporation (“HMC”), the managing member of HMC Investors, Philip Falcone, a member of Harbinger Management and the portfolio manager of the Master Fund, Raymond J. Harbert, a member of HMC, and Michael D. Luce, a member of HMC. Each such person or entity disclaims beneficial ownership of the reported securities except to the extent of his or its pecuniary interest therein, and this filing shall not be deemed an admission that such person or entity is the beneficial owner of the securities for the purposes of Section 16 of the Securities Exchange Act, as amended, or for any other purpose. The address of HMC is 555 Madison Avenue, 16th Floor, New York, NY 10022.

(11)	Based on publicly available filings with the SEC through February 9, 2007, including SC 13D, filed December 14, 2006 and Form 4, filed February 9, 2007.

(12)	Address is 910 Sylvan Avenue, Englewood Cliffs, NJ 07632.

(13)	Based on SC 13D, filed with the SEC on February 8, 2007. Includes 295,784 vested warrants to purchase Common Stock which expire on March 31, 2010.

(14)	Includes Ahab Partners L.P., Ahab International Ltd., Queequeg Partners, L.P. Queequeg, Ltd., and one or more private accounts (“Ahab”). As the investment manager for these accounts, Jonathan Gallen possesses sole power to vote and direct disposition of all securities and is deemed the beneficial owner under Rule 13d-3 of the Exchange Act of 1934, as amended. The address for Jonathan Gallen is 299 Park Avenue, New York, NY 10171

(15)	Based on SEC filings as of January 9, 2007, Ahab owns 1,205,000 shares of Common Stock and warrants to acquire an additional 315,031 warrants of Company stock. Mr. Gallen is deemed to beneficially own 1,520,031 shares or 8.7% of the shares issued and outstanding as of December 31, 2006.

(16)	Deephaven Capital Management LLC (“Deephaven”) is the investment manager to one or more private funds and/or separately managed accounts, including Deephaven Distressed Opportunities Trading Ltd. (collectively, the “Funds”). Address is 130 Cheshire Lane, Suite 102, Minnetonka, MN 55305

(17)	Deephaven has full voting and dispositive power with respect to the 924,980 shares of the common stock of the Company, including 882,655 shares held directly by Deephaven Distressed Opportunities Trading Ltd.

Deephaven disclaims beneficial ownership of such shares of Common Stock except to the extent of its pecuniary interest in such shares.

(18)	Louise Guarneri serves as Managing Director for the securities. Address is Uetlibergstrasse 231, P.O. Box 900, CH 8070, Zurich, Switzerland

(19)	Based on SC 13D, filed with the SEC on February 13, 2007.

(20)	Concordia Advisors L.L.C. serves as the investment adviser to commingled funds and managed accounts which have the right to receive dividends from, or the proceeds from the sale of, the securities of the Company. Address is 1350 Avenue of the Americas, New York, NY 10019

(21)	The amount beneficially owned includes warrants to acquire an additional 162,850 shares.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, executive officers and persons who beneficially own 10% or more of the Company’s Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. During 2006, the Company made late filings for three of its executive officers (Brender, Dubois, and Peterson) and one late filing for a director (Simon). One 10% or greater holder (Harbinger) made a late Form 4 filing.

Executive Compensation

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee (for purposes of this analysis, the “Committee”) of the Board has responsibility for implementing and continually monitoring adherence with our compensation philosophy, which is adopted by the Board upon the recommendation of the Committee. Throughout this proxy statement, our Chief Executive Officer, Chief Financial Officer and the other individuals included in the “Summary Compensation Table” on page 23 are referred to as the “named executive officers”. The Board with the Committee’s assistance seeks to ensure that the total compensation paid to our executive officers, including the named executive officers, is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to the named executive officers are similar to those provided to other executive officers. For purposes of this discussion, “executive officers” refer to our senior officers who are elected to their positions by the Board. Those key employees who are considered executives for some purposes but are not elected by the Board are referred to as “non-elected officers”.

Compensation Philosophy and Objectives

The Board believes that the most effective executive compensation program is one that is designed to reward annual and long-term performance based upon established goals within a target range, all with the ultimate objective of improving stockholder value. To help enact the Board’s compensation philosophy, the Committee evaluates compensation levels relative to performance to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. At the beginning of each fiscal year, the Committee recommends and the Board establishes a minimum and maximum target range for corporate performance which will result in annual incentive compensation to executives in relation to that fiscal year.

Role of Executive Officers in Compensation Decisions

The Committee makes recommendations to the Board which in turn makes all compensation decisions for executive officers (which includes the actively-employed named executive officers) including approval of recommendations regarding equity awards to all our officers (whether elected or non-elected). Decisions regarding the non-equity compensation of non-elected officers are made by the Chief Executive Officer.

The Chief Executive Officer annually reviews the performance of each member of the named executive officers (other than his own performance which is reviewed by the Committee).

The Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and the General Counsel annually review the performance of each of the executive officers other than the named executive officers.

The conclusions reached and preliminary recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee. However, based upon recommendations from the Committee, the Board has ultimate decision making authority with respect to awards to executives.

Setting Executive Compensation

Based on the foregoing objectives, the Committee has structured our annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals we set and reward the executives for achieving such goals. The Board has adopted the programs and goals as structured and recommended by the Committee. In furtherance of this, the Committee has engaged Frederic W. Cook & Co., Inc. (“Cook”), an independent executive compensation consulting firm, to conduct an annual review of our compensation programs, including those for the Chief Executive Officer and other named executive officers, as well as for other key executives. Cook provides the Committee with relevant market data and alternatives to consider when making compensation recommendations to the Board for the Chief Executive Officer and other executives, including the other named executive officers.

In making compensation recommendation which result in the Board’s compensation decisions, the Committee reviews each element of compensation against a peer group of publicly-traded technology and government contracting companies (collectively, the “Compensation Peer Group”). The Compensation Peer Group, which was originally developed by Cook in conjunction with the Committee, is periodically reviewed and updated by the Committee, and currently consists of companies against which the Committee believes we compete for talent and for stockholder investment. The companies currently comprising the Compensation Peer Group are:

Cubic Corporation
Input/Output, Inc.
Measurement Specialties, Inc.
MTS Systems Corporation
Nanometrics Incorporated
OYO Geospace Corporation
Trimble Navigation Limited

The Board generally sets compensation for named executive officers at the 50th percentile of compensation paid to similarly situated executives of the companies comprising the Compensation Peer Group. Variations to this objective may occur as dictated by the experience level of the individual and market factors.

A significant percentage of total compensation is allocated to incentives. The general policy regarding the allocation between cash and non-cash and short-term and long-term incentive compensation is based upon providing cash compensation for annual performance and non-cash compensation for long-term performance. The total amounts established as available for annual incentive compensation are based upon formulas which reflect individual base salaries and award percentages for achievement within the target ranges set for performance. The total amounts of equity compensation for long-term incentive compensation are established to achieve total compensation results which approximate the median of similarly placed executives in the Compensation Peer Group. Although these general policies are the source of significant guidance, the Committee also reviews other information provided by Cook to evaluate the appropriate level and mix of incentive compensation. The eventual value established for an executive reflects the foregoing sources and the Committee’s further determination of the Company’s performance and the individual’s contributions.

2006 Executive Compensation Components

For the fiscal year ended December 31, 2006, the principal components of compensation for named executive officers were:

•	base salary;

•	performance-based incentive compensation;

•	long-term equity incentive compensation; and

•	perquisites and other personal benefits.

Base Salary

We provide named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility by using market data. Base salary ranges are designed so that salary opportunities for a given position will be between 80% and 120% of the midpoint of the base salary established for each range.

During its review of base salaries for executives, the Committee primarily considers:

•	market data provided by our outside consultants;

•	internal review of the executive’s compensation, both individually and relative to other officers; and

•	individual performance of the executive.

Salary levels are typically considered annually as part of our performance review process as well as upon a promotion or other change in job responsibility. Merit-based increases to salaries of the executive officers are based on the assessment of each individual’s performance by the Committee, and recommendations to the Committee from the Chief Executive Officer for each of the named executive officers (other than the Chief Executive Officer whose performance is reviewed by the Committee) and the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and the General Counsel for each of the other executive officers.

Performance-Based Incentive Compensation

The 2006 Omnibus Stock Incentive Plan (the “2006 Plan”) was approved by our stockholders at the 2006 Annual Meeting of Stockholders. The 2006 Plan gives the Board, or on the Board’s behalf the Committee, the latitude to design cash and stock- based incentive compensation programs to promote high performance and achievement of corporate goals by key employees while encouraging the growth of stockholder value and allowing key employees to participate in our long-term growth and profitability. Although all of our employees may be issued awards under the 2006 Plan, the Board has established specific programs governing awards for key employees and non-employee directors. Currently, approximately 25 key employees (including the named executive officers) are covered by programs established under the 2006 Plan.

The 2006 Plan provides for grants by the Committee or the Board of shares of our Common Stock, restricted stock, share units, stock options, stock appreciation rights, performance units and/or performance bonuses. In granting these awards, the Committee or the Board may establish any conditions or restrictions it deems appropriate. The Board has established a Long-Term Incentive Program pursuant to which key employees may receive annual awards, 50% of the value of which are awarded with stock options and the remaining 50% of which are awarded in restricted stock units. Awards of stock options vest 25% per year for four years from the date of grant. Awards of restricted stock units vest three years after the date of the grant. Awards of restricted stock units to insiders subject to Section 16(b) of the Securities Act of 1933 require the approval of the Committee or the Board. All stock option awards are made with exercise prices at or above the market price at the time of the award. Newly hired or promoted executives may receive awards of stock options or restricted stock or units outside of the normal annual grant under the Long Term Incentive Program. Such awards are typically made at the next regularly scheduled Board meeting following their hire date.

Executive Annual Incentive Compensation Program

The Executive Annual Incentive Compensation Program (the “Annual Incentive Plan”) is an annual cash incentive program which the Board has established to provide for a standard approach to annual incentives for executives, including all of the named executive officers. The Annual Incentive Plan provides guidelines for the calculation of annual non-equity incentive based compensation, subject to Committee oversight and modification. For 2006, the Board determined that annual incentives for the named executive officers would be based upon the business plan for 2006 as presented to the Board in March 2006. A target range was established around the project revenue and earnings goals for the year contained in the business plan. The amounts paid based on achievement within the target range is the same as the Board expects will apply in future years as described below.

Beginning with the business plan for 2007, presented to the Board in December 2006, at the end of each year in connection with the Board’s consideration of management’s proposed business plan for the following year, the Committee will consider whether an Annual Incentive Plan should be established for the succeeding year and, if so, approve the group of employees eligible to participate in the Annual Incentive Plan and the performance criteria for that year. The Committee will then make recommendations to the Board based upon the results of its review. The Annual Incentive Plan includes various incentive levels based on the participant’s accountability and impact on our operations, with target award opportunities that are established as a percentage of base salary. These targets range from 30% of base salary to 75% of base salary for our named executive officers.

Each year, the Committee will recommend and the Board will set a minimum and maximum target range around a goal for each component of the corporate financial objective of the Annual Incentive Plan. Payment of awards under the Annual Incentive Plan is based upon the achievement of such objectives for the current year. Named executive officers receive:

•	no payment for a corporate financial objective unless we achieve the minimum performance level (as computed for the total corporate financial objective);

•	a payment of between 25% and 100% of the target award opportunity for the corporate financial objective portion if we achieve or exceed the minimum performance level but do not achieve the goal performance level;

•	a payment of between 100% and 200% of the target award opportunity for the corporate financial objective portion we achieve or exceed the goal performance level but do not attain the maximum performance level; and

•	a payment of 200% of the target award opportunity for the corporate financial objective portion if we achieve or exceeds the maximum performance level.

Upon completion of the fiscal year, the Committee determines the percentage amount which reflects the corporate performance against the established minimum and maximum target range.

Generally, the Board sets the target range for corporate financial objectives around the level set for the objectives in our business plan for such fiscal year. The Committee believes the business plan adopted by the Board of Directors reflects the strong performance needed to enhance stockholder value. Our business plan’s financial objectives are confidential and proprietary, so we do not disclose them. Minimum and maximum earnings per share objectives generally are set 25% below or above the goal. In making the annual determination of the minimum and maximum range for recommendation to the Board, the Committee may consider specific circumstances facing us during the coming year. Objectives are set in alignment with our strategic plan and expectations regarding our performance. Generally, the Committee intends to set the minimum, goal and maximum levels such that the relative difficulty of achieving the goal level is consistent from year to year.

For fiscal year 2006, Annual Incentive Plan awards for our named executive officers were based upon achievement of corporate financial objectives relating to earnings and total revenues, with each component accounting for 50%, respectively, of the total corporate financial objectives of the Annual Incentive Plan award. The corporate financial objectives of the Annual Incentive Plan established the size of the pool from which awards could be paid and a target for each executive which could be adjusted based on the Committee’s assessment of that individual’s performance. The financial objectives constitute confidential, proprietary information which if disclosed could harm our competitive position. As a result, we do not make them public. The minimum and maximum target range around the goal is set such that the minimum achievement is expected to enhance stockholder value and achievement of the goal is expected to be achievable with strong performance.

The 2006 fiscal year is the first year for which the current Annual Incentive Plan methodology has been used. In 2006, we achieved performance in excess of the target for earnings and achieved the target for revenue but did not achieve the maximum performance level. Because of various factors, including the aging of the IKONOS satellite and the state of certain customer relationships, we expected revenues and earnings in 2006 to be slightly lower than the pro forma results of 2005 which combined ORBIMAGE’s and Space Imaging’s separate operations. However, during 2006, GeoEye was able to remedy several problematic customer relationships while concurrently reducing overhead costs more than expected. As a result, the company met its revenue target and exceeded its earnings target. For 2006, the payout percentage was approximately 170% of the participants’ target award opportunities; however, due to discovery in January 2007 that the NextView program would suffer a schedule delay, 50% of the awards were made in restricted stock awards with a vesting date 30 days after our new satellite, GeoEye-1, becomes operational, rather than being fully paid in cash. The number of shares issued was calculated using the closing price on the date of grant. The rationale for this conversion was to ensure that the full value of the incentive compensation for 2006 would only be attained to the extent the delay in launch does not cause the stock price to fall between the payment date of the award and a period generally anticipated as being after the launch.

Awards made to named executive officers under the Annual Incentive Plan for performance in 2006 are reflected in columns  titled “Stock Awards” and “Non-Equity Incentive Plan Compensation” of the “Summary Compensation Table” on page 23.

Long-Term Incentive Compensation

Long-Term Incentive Program

The Long-Term Incentive Program encourages participants to focus on our long-term performance and provides an opportunity for executive officers, including all of the named executive officers, and certain designated key employees to increase their stake in us through grants of options to purchase our Common Stock which vest over a four year period and grants of restricted stock units which vest based on both continued service and performance relative to pre-established objectives over a three-year period. When allocating long-term incentives, the Committee currently targets 50% of the total value to be comprised of stock options with the remaining 50% in the form of restricted stock unit grants. By using a mix of stock options and restricted stock unit grants, we are able to compensate executives for sustained increases in our performance. The program delivers value only when the value of our stock increases and our performance targets are achieved.

The restricted stock unit grants were designed with the first performance cycle being 2006-2008. The restricted stock units vest, if at all, on the third anniversary of the award date. Restricted stock units will only vest if the recipient is employed by us on the vesting date. The amount which vests is determined by multiplying the target number of restricted stock units by the “applicable vesting percentage.” The “applicable vesting percentage” is equal to a percentage between 20% and 200% determined based on our actual return on assets. The return on assets goal is subject to both a threshold and a ceiling. The threshold and ceiling amounts for return on assets are set at 60% and 150% of our target return on assets, respectively. The applicable vesting percentage increases by 2% for each 1% increase in the actual return on assets as compared to the target return on assets, up to a maximum applicable vesting percentage of 200% if the actual return on assets is equal to or greater than 150% of the target return on assets as of the vesting date. Failure of the actual return on assets to be at least 60% of target return on assets as of the vesting date will result in the applicable vesting percentage being zero, and in no event shall the applicable vesting percentage exceed 200%.

The following table shows the relationship of our actual return on assets to the amount of restricted stock units that will vest at the end of the three year performance period:

Percentage of Target Return on Assets	Applicable Vesting
Achieved over Performance Period	Percentage

60	20
70	40
80	60
90	80
100	100
110	120
120	140
130	160
140	180
150	200

“Return on assets” is the financial quotient defined as follows: the numerator is our consolidated operating cash flow as set forth in our filed Form 10-K for the most recently completed fiscal year prior to the vesting date, less payments received from the National Geospatial Intelligence Agency under our Nextview contract to build and launch GeoEye-1 and less capitalized development budget overruns; and the denominator is our total assets as set forth in our Form 10-K, calculated on a weighted average for each quarter.

Restricted stock unit awards under the Long-Term Incentive Program were made for the most recently completed year by the Board at the recommendation of the Committee and are reflected in the “Summary Compensation Table” on page 23. Following the award of grants by the Board, the Compensation Committee makes all determinations regarding the application of the plan, including the applicable vesting percentage, return on assets, and the extent to which any restricted stock units have become vested.

As noted above, in addition to the restricted stock unit awards, under the Long Term Incentive Program, the Board also awards stock options to executives. Options are awarded at our Common Stock’s closing price on the date of the grant. The Board does not grant options with an exercise price that is less than our Common Stock’s closing price on the grant date, nor does it grant options which are priced on a date other than the grant date.

The options granted by the Board vest at a rate of 25% per year over the first four years of the ten-year option term. Vesting and exercise rights cease upon termination of employment except in the case of death (subject to a one year limitation), disability or retirement. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

Perquisites, Savings Plan and Other Benefits

We provide named executive officers with perquisites, a savings plan and other personal benefits that we and the Committee believe are reasonable and consistent with our overall compensation program and will assist in attracting and retaining superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

The Chief Executive Officer is provided reimbursement for the lease of an automobile. The Chief Executive Officer, Chief Operating Officer and Chief Financial Officer all receive life insurance paid for by the Company in excess of the group life coverage provided to all employees.

The Savings Plan is a tax-qualified retirement savings plan pursuant to which all employees, including the named executive officers, are able to contribute up to the limit prescribed by the Internal Revenue Service to the Savings Plan on a before-tax basis. We match 100% of the first 4% of pay that is contributed to the Savings Plan.

Attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended December 31, 2006, are included in column (i) of the “Summary Compensation Table” on page 23.

We have adopted a Change of Control Severance Plan covering the named executive officers, except for Mr. Brender. The Change of Control Severance Plan is designed to promote stability and continuity of senior management.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. We believe that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, we began accounting for stock-based payments including our Stock Option Program, Long-Term Stock Grant Program, Restricted Stock Program and Stock Award Program in accordance with the requirements of FASB Statement 123(R).

Compensation Committee Report on the Compensation Discussion and Analysis

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) included in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement for filing with the Securities and Exchange Commission.

The Compensation Committee:

Lawrence A. Hough, Chairman
Joseph Ahearn
Martin C. Faga
James Simon
William Sprague

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of the named executive officers (“NEOs”) for the fiscal year ended December 31, 2006. The named executive officers were not entitled to receive payments which would be characterized as “Bonus” payments for the fiscal year ended December 31, 2006. Amounts listed under the column titled “Non-Equity Incentive Plan Compensation”, were determined by the Board, upon recommendation from the Committee at its April 12, 2007 meeting and were paid out shortly thereafter.

					Non-Equity
			Stock	Option	Incentive Plan	All Other
		Salary	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(1)	($)(2)	($)(3)	($)

Matthew M. O’Connell	2006	420,000	(4)	—	214,200(5)	28,320(6)
President, Chief Executive			210,114(7)	212,196(8)
Officer and Director							1,084,830

Henry E. Dubois	2006	250,000	(9)	—	106,250(10)	193,367(11)
Executive Vice President			66,636(12)	67,305(13)
and Chief Financial Officer			32,850(14)	38,362(15)			754,770

William Schuster	2006	275,843	(16)	—	117,233(17)
Chief Operating Officer			48,690(18)	49,186(19)		10,589(20)	501,541

William L. Warren	2006	212,700	(21)	—	90,398(22)
Senior Vice President,			42,552(23)	42,977(24)		7,712(25)
General Counsel and Secretary							396,339

Mark Brender	2006	207,256	(26)	—	52,850(27)
Vice President,			31,558(28)	31,483(29)		5,905 (30)
Corporate Communications			—	7,887(31)			336,939

(1)	In 2006, Company made grants of restricted stock to its 5 NEOs through two plans: 2003 Employee Stock Incentive Plan (“2003 Plan”) and 2006 Omnibus Stock and Performance Incentive Plan (“2006 Plan”). Grants to the 5 NEOs included short term incentive grants in the form of stock grants for as part of annual performance payments and Long Term Incentive Plan (“LTIP”) grants in the form of options to purchase common stock and restricted stock units which would convert into common stock upon the commencement of GeoEye-1. These assumptions used in determining the fair value of the options are set forth in Note 1 to our financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2006.

In 2006, Company made grants of options to purchase common stock to its 5 NEOs through two plans: 2003 Employee Stock Incentive Plan (“2003 Plan”) and 2006 Omnibus Stock and Performance Incentive Plan (“2006 Plan”). Under the 2003 Plan, pursuant to his Employment Agreement, Mr. Dubois was granted 22,500 options to purchase common stock as part of his compensation package. Additionally, pursuant to the acquisition of Space Imaging, Mr. Brender was granted 5,000 options to purchase common stock. Under the 2006 Plan, the 5 NEOs and other executives were granted Long Term Incentive Plan awards of options to purchase common stock.

(2)	Each NEO’s non-equity incentive plan compensation (“NEIP payment”) was calculated based on the achievement of several performance based goals. These pre-established goals were articulated to the executives either through their individual employment agreements or via correspondence between the NEO and management or the Compensation Committee. Each NEIP payment for FY 2006 was approved by the Compensation Committee on April 12, 2007 and paid to the NEOs shortly thereafter.

(3)	Includes perquisites, insurance premiums and other compensation itemized on “2006 All Other Compensation” table.

(4)	Mr. O’Connell was granted 17,850 shares of restricted stock as the stock portion of his 2006 annual performance payment. The value on grant date was $321,300. The shares will vest, if at all, 30 days after the commencement of GeoEye-1, provided he is still in service with the Company.

(5)	Mr. O’Connell received a cash annual performance payment for FY 2006 of $214,200.

(6)	Includes $18,000 car allowance, $1,520 in insurance premiums, and $8,800 in Company contributions to 401(k) Plan.

(7)	Pursuant to the Company’s Long Term Incentive Plan for executives, Mr. O’Connell was awarded 11,673 shares of restricted stock units. The units will vest, if at all, based on the financial performance of the Company and will be converted into shares of common stock on April 12, 2009. Although this grant was made in 2007, the Board awarded it in relation to 2006 compensation.

(8)	Pursuant to the Company’s Long Term Incentive Plan for executives, Mr. O’Connell was awarded 23,045 options to purchase common stock at an exercise price of $18.00 per share. The options vest annually over a four year period, with 25% vesting each April 12, beginning April 12, 2008. Although this grant was made in 2007, the Board awarded it in relation to 2006 compensation.

(9)	Mr. Dubois was granted 5,903 shares of restricted stock as the stock portion of his 2006 annual performance payment. The value on the grant date was $106,250. The shares will vest, if at all, 30 days after the commencement of GeoEye-1, provided he is still in service with the Company.

(10)	Mr. Dubois received a cash annual performance payment for FY 2006 of $106,250.

(11)	Includes $94,779 in relocation expenses, $89,000 in tax reimbursements, $788 in insurance premiums, and $8,800 in Company contributions to 401(k) Plan.

(12)	Pursuant to the Company’s Long Term Incentive Plan for executives, Mr. Dubois was awarded 3,702 shares of restricted stock units. The units will vest, if at all, based on the financial performance of the Company and will be converted into shares of common stock on April 12, 2009. Although this grant was made in 2007, the Board awarded it in relation to 2006 compensation.

(13)	Pursuant to the Company’s Long Term Incentive Plan for executives, Mr. Dubois was awarded 7,309 options to purchase common stock at an exercise price of $18.00 per share. The options vest annually over a four year period, with 25% vesting each April 12, beginning April 12, 2008. Although this grant was made in 2007, the Board awarded it in relation to 2006 compensation.

(14)	Pursuant to his 2006 Employment Agreement, on January 3, 2006, Mr. Dubois was granted 8,000 shares of restricted stock. The fair market value (FMV) on the date of grant was $10.95. 3,000 shares vested as of August 2, 2006 and the remaining 5,000 shares will vest entirely on January 1, 2009.

(15)	Pursuant to his 2006 Employment Agreement, on January 3, 2006, Mr. Dubois was granted 22,500 options to purchase common stock at an exercise price of $10.95 per share. The options vest equally over a four period, with each tranche vesting on December 31 beginning December 31, 2006.

(16)	Mr. Schuster was granted 6,513 shares of restricted stock as the stock portion of his 2006 annual performance payment. The value on the grant date was $117,233. The shares will vest 30 days, if at all, after the commencement of GeoEye-1, provided he is still in service with the Company.

(17)	Mr. Schuster received a cash annual performance payment for FY 2006 of $117,233.

(18)	Pursuant to the Company’s Long Term Incentive Plan for executives, Mr. Schuster was awarded 2,705 shares of restricted stock units. The units will vest, if at all, based on the financial performance of the Company and will be converted into shares of common stock on April 12, 2009. Although this grant was made in 2007, the Board awarded it in relation to 2006 compensation.

(19)	Pursuant to the Company’s Long Term Incentive Plan for executives, Mr. Schuster was awarded 5,341 options to purchase common stock at an exercise price of $18.00 per share. The options vest annually over a four year period, with 25% vesting each April 12, beginning April 12, 2008. Although this grant was made in 2007, the Board awarded it in relation to 2006 compensation.

(20)	Includes $1,789 in insurance premiums and $8,800 in Company contributions to 401(k) Plans.

(21)	Mr. Warren was granted 5,022 shares of restricted stock as the stock portion of his 2006 annual performance payment. The value on the grant date was $90,398. The shares will vest, if at all, 30 days after the commencement of GeoEye-1, provided he is still in service with the Company.

(22)	Mr. Warren received a cash annual performance payment for FY 2006 of $90,398.

(23)	Pursuant to the Company’s Long Term Incentive Plan for executives, Mr. Warren was awarded 2,364 shares of restricted stock units. The units will vest, if at all, based on the financial performance of the Company and will be converted into shares of common stock on April 12, 2009. Although this grant was made in 2007, the Board awarded it in relation to 2006 compensation.

(24)	Pursuant to the Company’s Long Term Incentive Plan for executives, Mr. Warren was awarded 4,667 options to purchase common stock at an exercise price of $18.00 per share. The options vest annually over a four year period, with 25% vesting each April 12, beginning April 12, 2008. Although this grant was made in 2007, the Board awarded it in relation to 2006 compensation.

(25)	Includes $7,712 in Company contributions to 401(k) Plan.

(26)	Mr. Brender was granted 2,936 shares of restricted stock as the stock portion of his 2006 annual performance payment. The value on the grant date was $52,850. The shares will vest, if at all, 30 days after the commencement of GeoEye-1, provided he is still in service with the Company.

(27)	Mr. Brender received a cash annual performance payment for FY 2006 of $52,850.

(28)	Pursuant to the Company’s Long Term Incentive Plan for executives, Mr. Brender was awarded 1,731 shares of restricted stock units. The units will vest, if at all, based on the financial performance of the Company and will be converted into shares of common stock on April 12, 2009. Although this grant was made in 2007, the Board awarded it in relation to 2006 compensation.

(29)	Pursuant to the Company’s Long Term Incentive Plan for executives, Mr. Brender was awarded 3,419 options to purchase common stock at an exercise price of $18.00 per share. The options vest annually over a four year period, with 25% vesting each April 12, beginning April 12, 2008. Although this grant was made in 2007, the Board awarded it in relation to 2006 compensation.

(30)	Includes $5,905 in Company contributions to 401(k) Plan.

(31)	Pursuant to the acquisition of Space Imaging, on January 24, 2006, Mr. Brender was awarded 5,000 options to purchase common stock at an exercise price of $10.00 per share. The options vest equally over a four-year period with each tranche vesting on December 1, beginning December 1, 2006.

2006 GRANTS OF PLAN-BASED AWARDS TABLE

														Grant
								All Other		All Other				Date
								Stock		Option		Exercise		Fair
								Awards:		Awards:		or		Value of
								Number of		Number of		Base		Stock
		Estimated Possible Payouts Under			Estimated Possible Payouts Under			Shares of		Securities		Price		and
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Stock or		Underlying		of Option		Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units		Options		Awards		Awards
Name	Date(1)	($)(2)	($)(2)	($)(2)	($)(3)	($)(3)	($)(3)	(#)		(#)		($/Sh)		($)

Matthew M. O’Connell	—	31,500	126,000	252,000	47,250	189,000	378,000	—		—		—		—
	4/12/2007	—	—	—	—	—	—	11,673		23,045		18.00		440,564	(4)

Henry E. Dubois	—	15,625	62,500	125,000	15,625	62,500	125,000
	1/3/2006	—	—	—	—	—	—	8,000	(5)	22,500	(5)	10.95		71,212	(6)
	4/12/2007							3,702		7,309		18.00		139,726	(7)

William Schuster	—	17,240	68,961	137,922	17,240	68,961	137,922	—		—		—		—
	4/12/2007	—	—	—	—	—	—	2,705		5,341		18.00		102,100	(8)

William L. Warren	—	13,294	53,175	106,350	13,294	53,175	106,350	—		—		—		—
	4/12/2007	—	—	—	—	—	—	2,364		4,667		18.00		89,222	(9)

Mark Brender	—	7,772	31,089	62,177	7,772	31,089	62,177	—		—		—		—
	1/24/2006							1,731		5,000	(10)	10.00	(10)	7,887	(11)
	4/12/2007									3,419		18.00		65,318	(12)

(1)	Includes grants to NEOs made pursuant to the 2003 Plan or the 2006 Plan. Under the 2003 Plan, restricted stock and option grants were made to Mr. Dubois and solely option grants were awarded Mr. Brender on January 3 and January 24, 2006, respectively. Under the 2006 Omnibus Stock Performance and Incentive Plan, restricted stock units, options, and restricted stock grants were awarded to all NEOs pursuant to either the Company’s Long Term Incentive Plan for executives or the Annual Incentive Plan on April 12, 2007.

Restricted stock units issued pursuant to the Long Term Incentive Plan will vest, if at all, based on the financial performance of the Company and will be converted into shares of common stock on April 12, 2009. Options to purchase common stock at an exercise price of $18.00 per share issued pursuant to the Long Term Incentive Plan will vest annually over a four year period, with 25% vesting each April 12, beginning April 12, 2008. The Annual Incentive payments were approved the Compensation Committee in August 2006; however, because of the GeoEye-1 launch delay, the Board determined that instead of an all-cash grant, that the grants would have a cash and stock component, with the stock portion vesting, if at all, 30 days after completion of the GeoEye-1 FOC milestone. Although this grant was made in 2007, the Board awarded it in relation to 2006 compensation.

(2)	Reflects the threshold, target, and maximum payout amounts of non-equity and equity incentive plan awards that were awarded for 2006 and were paid out in 2007 under the Annual Incentive Plan. Each threshold payout amount reflects 25% of the applicable target payout amount, and each maximum payout amount reflects 200% of the applicable target payout amount.

(3)	The amounts listed under the column entitled “Estimated Possible Payouts Under Equity Incentive Plan Awards” are denominated in dollars but payable in stock in the form of whatever number of shares such amount will translate into at the time of the payout. As initially approved by the Board, the 2006 awards under the Annual Incentive Plan were to be paid 100% as cash awards. However, due to the Company’s subsequent discovery that the NextView program would suffer a schedule delay, the Board decided to make 50% of the 2006 awards under the Annual Incentive Plan as restricted stock awards with a vesting date 30 days following the commencement of in orbit operations by the NextView satellite, and to keep the remaining 50% as cash awards. The Board decided to calculate the number of shares of restricted stock awards to be issued by using the closing price on the date of grant. See “Compensation Discussion and Analysis” above under the heading “Executive Annual Incentive Compensation Program” for additional information.

(4)	4/12/07 Grant Date Fair value for all LTIP equity awards is as follows:

RSU Grant: FMV of stock: $18/share x 11,673 RSUs = $210,114 Option Grant: fair value of option: $10/share x 23,045 shares = $230,450

(5)	Reflects 22,500 options to purchase common stock and 8,000 shares of restricted stock granted to Mr. Dubois pursuant to his Employment Agreement executed on January 3, 2006. Of the 8,000 shares of restricted stock granted to Mr. Dubois, 3,000 shares vested as of December 31, 2006, and the remaining 5,000 shares will vest entirely on January 1, 2009.

(6)	1/3/06 Grant Date Fair value for all equity awards is as follows:

Restricted Stock Grant: FMV of vested stock: $10.95/share x 3,000 shares = $32,850 Option Grant: fair value of vested options: $6.82/share x 5,625 shares = $38,362.50

(7)	4/12/07 Grant Date Fair value for all LTIP equity awards is as follows:

RSU Grant: FMV of stock: $18/share x 3,702 RSUs = $66,636 Option Grant: fair value of option: $10/share x 7,309 shares = $73,090

(8)	4/12/07 Grant Date Fair value for all LTIP equity awards is as follows:

RSU Grant: FMV of stock: $18/share x 2,705 RSUs = $48,690 Option Grant: fair value of option: $10/share x 5,341 shares = $53,410

(9)	4/12/07 Grant Date Fair value for all LTIP equity awards is as follows:

RSU Grant: FMV of stock: $18/share x 2,364 RSUs = $42,552
Option Grant:  fair value of option: $10/share x 4,667 shares = $46,670

(10)	Reflects 5,000 options to purchase common stock at an exercise price of $10.00 per share awarded to Mr. Brender pursuant to the acquisition of Space Imaging, on January 24, 2006.

(11)	1/24/06 Grant Date Fair value for all equity awards is as follows:

Option Grant: fair value of vested options: $6.31/share x 1,250 shares = $7,887.50

(12)	4/12/07 Grant Date Fair value for all LTIP equity awards is as follows:

RSU Grant: FMV of stock: $18/share x 1,731 RSUs = $31,158 Option Grant: fair value of option: $10/share x 3,419 shares = $34,190

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
								Equity	Equity
								Incentive	Incentive
			Equity					Plan	Plan Awards:
			Incentive					Awards:	Market or
			Plan Awards:				Market	Number of	Payout Value
	Number of	Number of	Number of			Number of	Value of	Unearned	of Unearned
	Securities	Securities	Securities			Shares or	Shares or	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			Units of	Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Options/SARS	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested(1)	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)(1)

Matthew M. O’Connell	27,185 (2)	18,122	23,046	6.5	9/23/2014	—	—	11,673	225,876
President, Chief Executive Office and Director
Henry E. Dubois	5,625 (3)	16,875	7,310	10.95	1/2/2016	5,000 (4)	96,750	3,702	71,634
Executive Vice President and Chief Financial Officer
William Schuster	11,130 (5)	11,132	5,342	18.25	12/5/2014	5,000 (6)	96,750	2,705	52,342
Chief Operating Officer
William L. Warren	12,815 (7)	8,544	4,667	6.5	9/23/2014	—	—	2,364	45,743
Senior Vice President, General Counsel and Secretary
Mark Brender	1,250 (8)	3,750	3,420	15.00	1/23/2016	—	—	1,732	33,514
Vice President, Corporate Communications

(1)	Based on closing stock price on December 29, 2006, the last day of the fiscal year, of $18.00

(2)	Pursuant to his 2003 Employment Agreement, Mr. O’Connell was awarded 45,307 options to purchase common stock. One fifth (9,063 options) vested on December 31, 2004 and the remaining four fifths vest equally on each December 31 of 2005, 2006, 2007 and 2008. Mr. O’Connell has not exercised any options. As of December 31, 2006, 27,185 options were fully vested and exercisable.

(3)	Pursuant to his 2006 Employment Agreement, Mr. Dubois was awarded 22,500 options to purchase common stock, which vest equally over four years, beginning December 31, 2006. Mr. Dubois has not exercised any options. As of December 31, 2006, 5,625 options were fully vested and exercisable.

(4)	Pursuant to his 2006 Employment Agreement, Mr. Dubois was awarded 8,000 shares of restricted stock. As of December 31, 2006, 3,000 shares had vested. The remaining 5,000 shares vest entirely on January 1, 2009.

(5)	Pursuant to his 2004 Employment Agreement, Mr. Schuster was awarded 22,262 options to purchase common stock, which vest equally over four years, beginning December 31, 2005. Mr. Schuster has not exercised any options. As of December 31, 2006, 11,130 options were fully vested and exercisable.

(6)	Pursuant to his 2004 Employment Agreement, Mr. Schuster was awarded 10,000 shares of restricted common stock, which vest equally over four years, beginning December 31, 2005. As of December 31, 2006, 5,000 shares were fully vested.

(7)	Mr. Warren has been granted 21, 359 options to purchase common stock. One fifth (4,271) vested on December 31, 2004 and the remaining 17,088 vest equally on each December 31 of 2005, 2006, 2007 and 2008. Mr. Warren has not exercised any options. As of December 31, 2006, 12,815 options were fully vested and exercisable.

(8)	Pursuant to the acquisition of Space Imaging, Mr. Brender was awarded 5,000 options to purchase common stock which vest equally each December 31 over four years, beginning December 31, 2006.

2006 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
	Number of Shares	Value Realized		Number of Shares		Value Realized
	Acquired on Exercise	on Exercise		Acquired on Vesting		on Vesting
Name	(#)(1)	($)	Vesting Date	(#)(2)		($)(3)

Matthew M. O’Connell	—	—	1/3/06	91,818	(4)	1,005,407	(5)
President, Chief Executive Officer and Director
Henry E. Dubois	—	—	8/2/06	3,000	(6)	47,250	(7)
Executive Vice President and Chief Financial Officer
William Schuster	—	—	12/31/06	2,500	(8)	48,375	(9)
Chief Operating Officer
William L. Warren	—	—	1/3/06	485	(10)	5,311	(11)
Senior Vice President,			12/31/06	835	(12)	16,157	(13)
General Counsel and Secretary
Mark Brender	—	—	—	—		—
Vice President, Corporate Communications

(1)	No NEO exercised options in 2006.

(2)	Total includes amounts disposed of by NEO

(3)	Value calculated by multiplying FMV (closing price) of stock on grant date by number of shares vested

(4)	91,818 shares (last tranche) vested from reorganization bonus initial grant of 275,454 shares

(5)	FMV on January 3, 2006 vest date was $10.95

(6)	3,000 shares of restricted stock granted for consulting fee payment; pursuant to employment Agreement, vest on August 2, 2006.

(7)	FMV on August 2, 2006 vest date was $15.75

(8)	Pursuant to Mr. Schuster’s employment agreement, he was awarded 10,000 shares of restricted stock which vest equally over a four period beginning on December 31, 2005.

(9)	FMV on December 31, 2006 was $19.35

(10)	Stock portion of Mr. Warren’s 2005 Annual Bonus which vested 1/3/06

(11)	Final tranche of stock vested from reorganization bonus — initial grant was 2,505 shares.

(12)	FMV on January 3, 2006 was $10.95

(13)	FMV on December 31, 2006 was $19.35

2006 DIRECTOR COMPENSATION TABLE

	Fees Earned or
	Paid in Cash(1)	Stock Awards(2)		Total
Name	($)	($)		($)

James A. Abrahamson	26,000	50,000		76,000
Joseph Ahearn	29,000	50,000		79,000
Martin C. Faga	9,696	50,000		59,696
Lawrence Hough	25,042	50,000		75,042
James M. Simon, Jr.	23,345	50,000
		90,000	(3)	163,345
William Sprague	21,500	50,000		71,500

(1)	For 2006, each non-employee director other than Mr. Faga received a retainer fee of $15,000, and each non-employee director received an in-person attendance fee of $1,000 and a telephonic attendance fee of $500.

Mr. Faga received a prorated retainer fee of $6,196 for the portion of 2006 that he served on the Board. Mr. Abrahamson received an additional retainer fee of $5,000 for his service as Chairman of the Board. Mr. Ahearn received an additional retainer fee of $5,000 for his service as Chairman of the Audit Committee and Mr. Hough received a pro-rated retainer fee of $2,042 for his service as the Chairman of the Compensation Committee effective as of April 26, 2006.

(2)	Each non-employee director received a restricted stock grant of 5,000 shares (“Director Shares”) commencing with his service on the Board. With the exception of Messrs Simon and Faga, each of the non-employee directors received their grants in July 2004. Such grants were discontinued in August 2006 and replaced with deferred stock units. Each director received $50,000 of deferred stock units (based on the closing share price on the date of grant) which vest half six-months and half twelve-months after grant, to be settled with shares of common stock six-months after such director leaves the Board.

(3)	Mr. Simon was granted his Director Shares in November 14, 2006. Two-thousand shares vested on grant, and the remaining 4,000 shares vest each November 14 of 2007, 2008, and 2009.

2006 ALL OTHER COMPENSATION TABLE

		Perquisites			Company
		and Other			Contributions
		Personal	Tax	Insurance	to Retirement and
		Benefits	Reimbursements	Premiums	401(k) Plans	Total
Name	Year	($)	($)	($)(1)	($)(2)	($)

Matthew M. O’Connell	2006	18,000 (3)	—	1,520	8,800	28,320
President, Chief Executive Officer and Director
Henry E. Dubois	2006	94,779 (4)	89,000 (5)	788	8,800	193,367
Executive Vice President and Chief Financial Officer
William Schuster	2006	—	—	1,789	8,800	10,589
Chief Operating Officer
William L. Warren	2006	—	—	—	7,712	7,712
Senior Vice President, General Counsel and Secretary
Mark Brender	2006	—	—	—	5,905	5,905
Vice President, Corporate Communications

(1)	Life insurance premiums only.

(2)	Totals include Company matches to NEO contributions to 401K plan. Company has no other retirement plan in place.

(3)	Car allowance for FY ending 2006

(4)	Pursuant to his Employment Agreement, relocation expenses for Mr. Dubois were reimbursable up to $100,000.

(5)	Includes $24,000 for payment to cover tax liabilities from restricted stock grant of 3,000 shares and $65,000 for payment to cover tax liabilities from restricted stock grant of 5,000 shares.

2006 PERQUISITES TABLE

		Personal Use of
		Company			Total Perquisites and
Name	Year	Car/Parking(1)	Executive Relocation		Other Personal Benefits

Matthew M. O’Connell	2006	18,000	—		18,000
President, Chief Executive Officer and Director
Henry E. Dubois	2006	—	94,779	(2)	94,779
Executive Vice President and Chief Financial Officer
William Schuster	2006	—	—		—
Chief Operating Officer
William L. Warren	2006	—	—		—
Senior Vice President, General Counsel and Secretary
Mark Brender	2006	—	—		—
Vice President, Corporate Communications

(1)	Company does not pay for parking for any employee. Company provides $18,000 car allowance for the CEO only.

(2)	Pursuant to the terms of Mr. Dubois’s employment agreement, he was to be reimbursed up to $100,000 of his relocation expenses. Actual expenses totaled $94,779.

Equity Compensation Plan Information

The following describes all of the Company’s equity compensation plans in effect as of December 31, 2006.

2003 Employee Stock Incentive Plan

As of December 31, 2003, at the effectiveness of our plan of reorganization, 12% of our fully diluted common equity (consisting of 826,363 shares of Common Stock) was set aside for officers and other employees for the issuance of stock awards under the 2003 Employee Stock Incentive Plan of the Company. Out of the shares reserved under this employee stock incentive plan, 275,454, representing 4% of the fully diluted common equity, was granted on December 31, 2003 to the Chief Executive Officer in the form of restricted stock vesting in three tranches as follows: 45,909 shares on June 30, 2004, 137,727 shares on January 3, 2005 and 91,818 shares to vest on January 3, 2006. The remaining shares were left available for issuance under the plan and may be issued from time to time as approved by the Board and the Compensation Committee. On July 1, 2004, we issued an aggregate 9,709 shares of restricted stock to our officers as part of their 2003 annual performance bonuses, all of which vested on June 30, 2005. In addition, on July 1, 2004, in recognition of past performance by employees for their work done during our Chapter 11 bankruptcy case, all employees who had served during the bankruptcy case received awards of restricted stock in an aggregate amount of 100,269 shares. These shares of restricted stock, granted under the special reorganization stock bonus, vested as to all non-officer employees on December 31, 2004. For all officers, the shares of restricted stock granted under the special reorganization stock bonus, vested one third on December 31, 2004, one third on December 31, 2005 with an additional one third to vest on December 31, 2006. On September 24, 2004, all employees were granted options to purchase an aggregate 297,600 shares of Common Stock for a purchase price of $6.50 per share. These options will vest 20% per year on each December 31, with the first 20% having vested on December 31, 2004, 20% having vested on December 31, 2005, and an additional 20% vesting on December 31, 2006.

2004 Non-Employee Director Stock Incentive Plan

On June 24, 2004, the Company established a 2004 Non-Employee Directors Incentive Stock Plan under which 70,000 shares of Common Stock were reserved for issuance to non-employee directors. Each non-employee director was granted 5,000 shares of restricted stock which will vest 1,000 shares each July 1st, beginning July 1, 2004.

2006 Omnibus Stock Incentive Plan

Effective December 31, 2006, Company adopted the 2006 Omnibus Stock and Performance Incentive Plan (the “Plan”) to reward certain corporate officers and employees, certain consultants and non-employee directors of the Company and its Subsidiaries by providing for certain cash benefits and by enabling them to acquire shares of Common Stock of the Company. Under the Plan, no Award shall be granted if it shall result in the aggregate number of shares of Common Stock issued under the Plan plus the number of shares of Common Stock covered by or subject to Awards then outstanding under this Plan (after giving effect to the grant of the Award in question) to exceed 1,700,000. No more than 1,000,000 shares of Common Stock shall be available for Incentive Stock Options. No more than 1,500,000 shares of Common Stock shall be available for Stock Awards.

As of the effective date of the Plan, (i) any shares of Common Stock available for future awards under the Prior Plans and (ii) any shares of Common Stock represented by awards granted under the Prior Plans that are forfeited, expire or are canceled without delivery of shares of Common Stock, or which result in the forfeiture of shares of Common Stock back to the Company, shall be available for Awards under the Plan and no new awards shall be granted under the Prior Plans.

Non-Employee Director Awards under Plan

A Director Award may be in the form of an Option; provided that Options granted as Director Awards shall not be Incentive Stock Options. The Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock subject to such Option on the Grant Date. In no event shall the term of the Option extend more than ten (10) years after the Grant Date. Options may not include provisions that “reload” the option upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any Options awarded to participants, including the Grant Price, the term of the Options, the number of shares subject to the Option and the date or dates upon which they become exercisable, shall be determined by the Board.

A Director Award may be in the form of a Stock Award. Any terms, conditions, and limitations applicable to any Stock Awards granted to a Nonemployee Director pursuant to this Plan, including but not limited to rights to Dividend Equivalents, shall be determined by the Board. Notwithstanding anything to the contrary contained in the Plan, no Director may be granted, during any fiscal year, Director Awards consisting of Options that are exercisable for more than 20,000 shares of Common Stock and Director Awards consisting of Stock Awards covering or relating to more than 20,000 shares of Common Stock.

401(k) Employee Savings Plan

The Company has a tax-qualified 401(k) Employee Savings Plan (the “Savings Plan”) for its employees generally, in which the executive officers also participate. Under the Savings Plan, eligible employees are permitted to defer receipt of their compensation up to the maximum amount allowed by law, with the employee’s contribution not to exceed $15,500 for the current year (subject to certain limitations imposed under the Internal Revenue Code of 1986, as amended (the “Code”)). The Savings Plan provides that a discretionary match of employee deferrals may be made by the Company in cash or stock. Pursuant to the Savings Plan, the Company has elected to match 100% of the first 4% of employee deferral, subject to limitations imposed by the Internal Revenue Service. The amounts held under the Savings Plan (except for matching contributions by the Company in Common Stock) are invested among various investment funds maintained under the Savings Plan in accordance with the directions of each participant. Except for customary “blackout” periods imposed from time to time by the Company on all employees including executive officers, the Savings Plan does not restrict employees from selling vested shares of the Company’s Common Stock held in the plan. Salary deferral contributions by employees under the Savings Plan are 100% vested. Company contributions vest 33.3% at the completion of the first year of employment, 33.3% after the second year of employment with the remaining 33.3% vesting at the completion of the third year of employment. All company contributions after the completion of the third year of employment are fully vested. Participants or their beneficiaries are entitled to payment of vested benefits upon termination of employment.

Employment Agreements and Change of Control Agreements

Employment Agreements

The Company and Matthew O’Connell entered into an employment agreement effective as of October 27, 2003, pursuant to which Mr. O’Connell serves as our President and Chief Executive Officer. The employment agreement calls for an initial base salary of $350,000, an annual target bonus, a special bonus which was paid in 2005 when the company refinanced the then outstanding senior notes and senior subordinated notes, Mr. O’Connell’s initial restricted stock grant, a company paid life insurance policy and eligibility for stock options. The annual bonus is subject to review of the Board on an annual basis, and the award of the annual bonus is based upon the achievement of performance objectives of Mr. O’Connell personally and the company as a whole. In the event Mr. O’Connell is terminated without cause, he will have a one year severance period, during which he will receive an amount equal to his base salary for one year, payment of the annual bonus for the current year to which he would be entitled (pro-rated for the number of months he was employed during the year), and continuation of all health and life insurance benefits during his one year severance period.

The Company and William Schuster entered into an employment agreement effective as of December 6, 2004, pursuant to which Mr. Schuster serves as Chief Operating Officer. The employment agreement calls for an initial base annual salary of $242,500 and an annual target bonus. The agreement also provides for Mr. Schuster to receive an initial restricted stock grant of 10,000 shares of Common Stock to vest in equal installments over a four year period beginning with December 31, 2005, options to purchase 22,262 shares of Common Stock to vest in equal installments over a four year period beginning with December 31, 2005, and a company paid life insurance policy. The annual bonus is subject to review of the Chief Executive Officer and the Board on an annual basis and the award of the annual bonus is based upon the achievement of performance objectives of Mr. Schuster personally and the company as a whole. In the event Mr. Schuster is terminated without cause, he will have a nine month severance period, during which he will receive an amount equal to his base salary for such period, payment of the annual bonus for the current year to which he would be entitled (pro-rated for the number of months he was employed during the year), and continuation of all health and life insurance benefits during his nine month severance period.

The Company and Henry Dubois entered into an employment agreement effective as of January 3, 2006, pursuant to which Mr. Dubois serves as an Executive Vice President and the Chief Financial Officer of the Company. The employment agreement calls for an initial base salary of $250,000, an annual target bonus, a company paid life insurance policy and eligibility for stock options. The annual bonus is subject to review of the Chief Executive Officer and the Board on an annual basis, and the award of the annual bonus is based upon the achievement of performance objectives of Mr. Dubois and the company as a whole. In the event Mr. Dubois is terminated without cause, he will have a one year severance period during which he will receive an amount equal to his base salary for such period, payment of the annual bonus for the current year to which he would be entitled (pro-rated for the number of months he was employed during the year), and continuation of all health and life insurance benefits during his one year severance period.

Interest of Certain Persons in Matters to Be Acted On

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, through security holdings or otherwise in the ratification of the Company’s independent registered public accounting firm, which is not shared by all other stockholders.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all Company employees including executive officers, as well as each member of the Board. The Code includes policies on employment, conflicts of interest, and the protection of confidential information and requires adherence to all laws and regulations applicable to the conduct of our business. The Code is designed to promote honest and ethical conduct, including the avoidance, and unethical handling, of conflicts of interest between personal and professional relationships and to ensure compliance with applicable law, rules and regulations. The Code is available at our website http://www.geoeye.com on our Investor Relations page. We make our website content available for information purposes only.

It should not be relied upon for investment purposes, nor is it incorporated by reference in this Proxy Statement. In addition, the Code is also available in print free of charge to any stockholder who requests it by contacting our Investor Relations Department either by mail at our corporate headquarters or by telephone at (703) 480-7500.

PROPOSAL 2

APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board, upon recommendation of its Audit Committee, has approved and recommended the appointment of BDO Seidman, LLP (“BDO Seidman”) as an independent registered public accounting firm to conduct an audit of the Company’s financial statements for the year 2007. Although the selection and appointment of an independent registered public accounting firm is not required to be submitted to a vote of stockholders, the Board has decided to ask our stockholders to ratify this appointment. Ratification of the appointment of BDO Seidman will require the affirmative vote of a majority of the shares of Common Stock voted at the Annual Meeting. If the appointment of BDO Seidman is not ratified, the matter of the appointment of independent auditors will be reconsidered by the Audit Committee.

Representatives of BDO Seidman will attend the Annual Meeting and will be available to respond to appropriate questions that may be asked by stockholders. Such representatives will also have an opportunity to make a statement at the meeting if they desire to do so.

We are asking our stockholders to ratify the selection of BDO Seidman as our independent auditor.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM.

Independent Public Accountants’ Fees

Fees for all services provided by BDO Seidman, LLP, the Company’s independent auditors, in fiscal years 2006 and 2005 are as follows:

Audit Fees

BDO Seidman, LLP billed the Company for audit services in fiscal years 2006 and 2005 in the amounts of $983,877 and $438,768 respectively. Audit fees principally include annual audits of the financial statements for the Company, SEC registration statements and other filings, and consultation on accounting matters.

Audit-Related Fees

BDO Seidman, LLP billed the Company for audit-related services in fiscal years 2006 and 2005 in the amounts of $14,865 and $12,000, respectively. Audit-related fees principally include the employee benefit plan.

Tax Fees

The Company did not incur any fees for tax planning or advisory services provided by BDO Seidman, LLP in fiscal years 2006 and 2005.

All Other Fees

Except as identified above, the Company did not incur any additional fees for any products or services provided by BDO Seidman, LLP in fiscal years 2006 and 2005.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee shall pre-approve the engagement. Audit Committee pre-approval of audit and non-

audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent auditor, provided the polices and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such polices and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent auditor. Audit Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

OTHER BUSINESS

Management does not intend to bring any business before the Annual Meeting other than the election of directors and the appointment of BDO Seidman, LLP referred to in the accompanying notice. No other matter or nomination for director has been timely submitted to the Company in accordance with the provisions of the Company’s Bylaws. If, however, any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board does not know are to be presented at the meeting by others.

Additional Information

Stockholder Communications.  The Board has provided for a process for stockholders to send communications to the Board. Any stockholder can send communications to the Board by mail as follows:

Board of Directors of GeoEye, Inc.
c/o Corporate Secretary
21700 Atlantic Blvd.
Dulles, Virginia 20166

All stockholder communications will be relayed to all Board members. Communications from an officer or director of the Company will not be viewed as stockholder communications for purposes of the procedure. Communications from an employee or agent of the Company will be viewed as stockholder communications for purposes of the procedure only if those communications are made solely in such employee’s or agent’s capacity as a stockholder.

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement.  The Company is currently planning to hold its 2008 annual meeting of stockholders on June 5, 2008. Stockholders who, in accordance with SEC Rule 14a-8 wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting proxy statement must submit their proposals so that they are received at the Company’s principal executive office no later than the close of business on December 13, 2007. Proposals should be addressed to William L. Warren, Senior Vice President, General Counsel and Corporate Secretary, GeoEye, Inc., 21700 Atlantic Blvd., Dulles, Virginia 20166. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Compliance with the above will generally result in a proposal that is proper business (or director nomination) being eligible to be brought before the stockholders for voting upon at the annual meeting. However, compliance with these requirements does not mean that the Company is required to include the proposal in the proxy solicitation material that the Company prepares and distributes. In order for a stockholder to require that a proposal be included by the Company in its proxy statement and proxy card, the stockholder must satisfy the requirements of Rule 14a-8 under the Exchange Act in addition to the requirements of the Bylaws. Rule 14a-8 addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders.

Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting.  The Company is planning to hold its Annual Meeting on June 5, 2008. For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2008 annual meeting, SEC rules permit management to vote proxies in its discretion if we: (1) receive notice of the proposal before the close of business on February 26, 2008 and advise stockholders in the 2008 proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) do not receive notice of the proposal prior to the close of business on February 26, 2008. Notices of intention to present proposals at the 2008 annual meeting should be addressed to William L. Warren, Senior Vice President, General Counsel and Corporate Secretary, GeoEye, Inc., 21700 Atlantic Blvd., Dulles, Virginia 20166.

By Authorization of the Board of Directors

William L. Warren
Senior Vice President, General Counsel & Corporate Secretary

April 30, 2007

GeoEye, Inc.

ANNUAL MEETING OF STOCKHOLDERS
June 7, 2007 9:00 AM EST

Sheraton Reston Hotel
11810 Sunrise Valley Drive
Reston, Virginia 20191

ADVANCE REGISTRATION

Attendance at the Annual Meeting is limited to GeoEye stock owners (or a designated representative or proxy) with proof of ownership and members of their immediate family and employees and guests of the Company. In order to attend as a stockholder or immediate family member, you or your family member must be a stockholder of record as of April 9, 2007, or you must provide a copy of a brokerage statement or other evidence of beneficial ownership showing your ownership of Common Stock on April 9, 2007. Attendees may register at the door on the day of the meeting; however, advance registration for the Annual Meeting will expedite your entry into the meeting.

•	If you hold your GeoEye shares directly with the Company and you/or a member of your immediate family plan to attend the Annual Meeting, please follow the Advance Registration instructions on the top portion of your Proxy Form, which was included in the mailing from the Company.

•	If you desire to appoint a person to attend the meeting and vote your shares on your behalf, you may do so by inserting that person’s name in the blank space provided at the top of your Proxy Form. Such person need not be a stockholder of the Company. At the meeting, such person must present to the inspector of elections a proxy signed by the stockholder, or by his or her attorney authorized in writing, as his or her name appears on our register of stockholders. If the stockholder is a corporation, the proxy must be executed by a duly authorized officer or attorney thereof.

•	If your GeoEye shares are held for you in a brokerage, bank or other institutional account and you wish to register in advance, please direct your request to:

GeoEye, Inc.
21700 Atlantic Boulevard
Dulles, Virginia 20166
Attention: Corporate Secretary

Please include the following in your request:

•	Your name and complete mailing address;

•	The name(s) of any immediate family members who will accompany you; and

•	Proof that you own GeoEye shares (e.g., a photocopy of a brokerage or other account statement).

No cameras, video recorders or tape recorders of any type will be permitted in the meeting. We realize that many cellular phones have built-in cameras, and while these phones may be brought into the meeting venue, the camera function may not be used at any time. Inappropriate or disorderly behavior will result in expulsion from the meeting.

GEOEYE INC.
Proxy Solicited on Behalf of the Board of Directors of GeoEye, Inc.
for the Annual Meeting of Stockholders on June 7, 2007
     The undersigned hereby appoints Lt. Gen. (Ret.) James A. Abrahamson, Chairman of the Board of Directors and William L. Warren, Senior Vice President and General Counsel, jointly and severally, proxies, with full power of substitution and with discretionary authority, to represent and to vote, in accordance with the instructions set forth below, all shares of Common Stock which the undersigned is entitled to vote at the 2007 Annual Meeting of stockholders of GeoEye, Inc. (the “Company”), to be held on June 7, 2007, at the Sheraton Reston Hotel, 11810 Sunrise Valley Drive, Reston, Virginia 20191, at 9:00 a.m. (the “Annual Meeting”) or at any adjournment thereof, hereby revoking any proxy heretofore given.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IN THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTORS NAMED BELOW, FOR THE APPROVAL OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007, AND IN THE DISCRETION OF THE PROXIES, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

YOUR VOTE IS IMPORTANT. You are urged to complete, sign, date and promptly return the accompanying proxy in the enclosed envelope, which is postage prepaid if mailed in the United States.	GEOEYE INC. P.O. BOX 11406 NEW YORK, N.Y. 10203-0406

Your vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the accompanying proxy.	Mark this box with an “X” if you	☐
have changed your address or have
PLEASE SIGN, DATE AND RETURN PROMPTLY	a comment.

☐	▼ DETACH PROXY CARD HERE ▼

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒
Votes must be indicated (x) in Black or Blue ink.
The Board of Directors recommends that stockholders vote FOR the election of the following directors of the Company whose term will expire in 2007.

1.	Election of Directors

FOR ALL NOMINEES	☐	WITHHOLD AUTHORITY	☐	EXCEPTIONS	☐

Nominees	James A. Abrahamson, Joseph M. Ahearn, Martin C. Faga, Lawrence A. Hough, Matthew M. O’Connell, James M. Simon, William W. Sprague
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

The Board of Directors recommends a vote FOR the following proposal.

		FOR	AGAINST	ABSTAIN
2.	PROPOSAL TO RATIFY THE APPOINTMENT OF BDO SEIDMAN LLP as the independent registered public accounting firm for the Company for 2007	☐	☐	☐

3.	With discretionary authority as to such other matters as may properly come before the meeting.

SCAN LINE
Note: If signing as Attorney, Administrator, Executor Guardian, Trustee or Corporate Officer, please add your title as such.

Date	Share Owner sign here	Co-Owner sign here